Filed pursuant to Rule 433(d) Registration Statement No. 333-131637

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued.  Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”).  If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Renaissance Mortgage Acceptance Corp. 2007-4

Home Equity Loan Asset-Backed Certificates, Series 2007-4

$534,310,000 Offered Certificates (Approximate)

Financial Security Assurance Inc. (Certificate Insurer)

Delta Funding Corporation (Seller)

Renaissance Mortgage Acceptance Corp. (Depositor)

November 20, 2007

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Renaissance Mortgage Acceptance Corp. Home Equity Loan Asset-Backed Certificates, Series 2007-4 $534,310,000 (approximate)

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the SEC for the new offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-503-4611.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes any information contained in any prior similar materials relating to the securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the Securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

You are advised that the terms of the securities, and the characteristics of the pool assets backing them, may change (due, among other things, to the possibility that the assets that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different assets may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the assets and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Structure Overview

To 10% Optional Termination
Certificates
				Est.	Est. Prin. Window(4)	Modeled Final	Final	Expected
	Approx.			WAL(4) (yrs)	(mos)	Scheduled	Scheduled	Ratings
Class	Size ($) (1)(2) (3)	Type	Coupon Type			Distribution Date(4)	Distribution Date(5)	(S&P/Moody’s)
I-A-1	250,701,000	Senior / FSA Insured	Fixed	2.90	1 - 105	August-16	Jan-38	AAA/Aaa
II-A-1	82,405,000	Senior / Sequential/ FSA Insured	Floating	1.00	1 - 23	October-09	Jan-38	AAA/Aaa
II-A-2	12,422,000	Senior / Sequential/ FSA Insured	Fixed	2.00	23 - 26	January-10	Jan-38	AAA/Aaa
II-A-3	47,016,000	Senior / Sequential/ FSA Insured	Fixed	3.00	26 - 55	June-12	Jan-38	AAA/Aaa
II-A-4	7,291,000	Senior / Sequential/ FSA Insured	Fixed	5.00	55 - 67	June-13	Jan-38	AAA/Aaa
II-A-5	18,658,000	Senior / Sequential/ FSA Insured	Fixed	7.83	67 - 105	August-16	Jan-38	AAA/Aaa
II-A-6	18,644,000	Senior / NAS/ FSA Insured	Fixed	6.55	38 - 105	August-16	Jan-38	AAA/Aaa
M-1	17,848,000	Subordinate	Fixed	5.78	38 - 105	August-16	Jan-38	AA+/Aa1
M-2	15,582,000	Subordinate	Fixed	5.78	38 - 105	August-16	Jan-38	AA/Aa2
M-3	9,632,000	Subordinate	Fixed	5.78	37 - 105	August-16	Jan-38	AA-/Aa3
M-4	9,349,000	Subordinate	Fixed	5.78	37 - 105	August-16	Jan-38	A+/A1
M-5	9,632,000	Subordinate	Fixed	5.76	37 - 105	August-16	Jan-38	A/A2
M-6	8,499,000	Subordinate	Fixed	5.67	37 - 102	May-16	Jan-38	A-/A3
M-7	9,349,000	Subordinate	Fixed	5.53	37 - 96	November-15	Jan-38	BBB+/Baa1
M-8	5,667,000	Subordinate	Fixed	5.38	37 - 89	April-15	Jan-38	BBB/Baa2
M-9	11,615,000	Subordinate	Fixed	5.12	37 - 83	October-14	Jan-38	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR
Fixed Rate Mortgage Loans	23% HEP

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(2)	Certificate sizes are subject to a variance of +/- 10%.
(3)	Certificate sizes are subject to final rating agency approval.
(4)	Calculated based on the Pricing Speed.
(5)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Structure Overview –Certificates

To Maturity
Certificates
				Est.	Est. Prin. Window(4)	Modeled Final	Final	Expected
	Approx.			WAL(4) (yrs)	(mos)	Scheduled	Scheduled	Ratings
Class	Size ($) (1)(2)(3)	Type	Coupon Type			Distribution Date(4)	Distribution Date(5)	(S&P/Moody’s)
I-A-1	250,701,000	Senior / FSA Insured	Fixed	3.06	1 - 161	April-21	Jan-38	AAA/Aaa
II-A-1	82,405,000	Senior / Sequential/ FSA Insured	Floating	1.00	1 - 23	October-09	Jan-38	AAA/Aaa
II-A-2	12,422,000	Senior / Sequential/ FSA Insured	Fixed	2.00	23 - 26	January-10	Jan-38	AAA/Aaa
II-A-3	47,016,000	Senior / Sequential/ FSA Insured	Fixed	3.00	26 - 55	June-12	Jan-38	AAA/Aaa
II-A-4	7,291,000	Senior / Sequential/ FSA Insured	Fixed	5.00	55 - 67	June-13	Jan-38	AAA/Aaa
II-A-5	18,658,000	Senior / Sequential/ FSA Insured	Fixed	9.31	67 - 162	May-21	Jan-38	AAA/Aaa
II-A-6	18,644,000	Senior / NAS/ FSA Insured	Fixed	6.68	38 - 161	April-21	Jan-38	AAA/Aaa
M-1	17,848,000	Subordinate	Fixed	6.07	38 - 131	October-18	Jan-38	AA+/Aa1
M-2	15,582,000	Subordinate	Fixed	6.00	38 - 124	March-18	Jan-38	AA/Aa2
M-3	9,632,000	Subordinate	Fixed	5.93	37 - 117	August-17	Jan-38	AA-/Aa3
M-4	9,349,000	Subordinate	Fixed	5.86	37 - 113	April-17	Jan-38	A+/A1
M-5	9,632,000	Subordinate	Fixed	5.78	37 - 108	November-16	Jan-38	A/A2
M-6	8,499,000	Subordinate	Fixed	5.67	37 - 102	May-16	Jan-38	A-/A3
M-7	9,349,000	Subordinate	Fixed	5.53	37 - 96	November-15	Jan-38	BBB+/Baa1
M-8	5,667,000	Subordinate	Fixed	5.38	37 - 89	April-15	Jan-38	BBB/Baa2
M-9	11,615,000	Subordinate	Fixed	5.12	37 - 83	October-14	Jan-38	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR
Fixed Rate Mortgage Loans	23% HEP

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(2)	Certificate sizes are subject to a variance of +/- 10%.
(3)	Certificate sizes are subject to final rating agency approval.
(4)	Calculated based on the Pricing Speed.
(5)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Transaction Summary

Transaction:	Renaissance Home Equity Loan Asset-Backed Certificates, Series 2007-4.
Certificates:
The “Group I Certificates” will consist of the Class I-A-1 Certificates; the “Group II Certificates” will consist of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates. Together, the Group I Certificates and Group II Certificates will constitute the “Senior Certificates”. The “Subordinate Certificates” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates.  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”

Offered Certificates:	The “Offered Certificates” will consist of the Group I and Group II Certificates and the Subordinate Certificates.
Non-Offered Certificates:	The “Non-Offered Certificates” will consist of the Class C and the Residual Certificates.
Floating Rate Certificates:	The “Floating Rate Certificates” will consist of the Class II-A-1 Certificate.
Fixed Rate Certificates:	The “Fixed Rate Certificates” will consist of the Group I Certificates, Group II Certificates (other than the Class II-A-1 Certificates) and Subordinate Certificates.
Freddie Mac Certificates:
The Group I Certificates will also be referred to herein as the “Freddie Mac Certificates.”  The Freddie Mac Certificates represent interests’ in primarily the pool of conforming mortgage loans.  Payments of interest and principal to the Freddie Mac Certificates will be made first from payments relating to the conforming mortgage loans.

Mortgage Loans:
As of the Cut-Off Date the aggregate scheduled principal balance of the mortgage loans described herein will be approximately $566,606,573, of which (i) approximately $324,952,806 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $241,653,767 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group II Mortgage Loans”). See attached collateral descriptions for more information.

Issuer:	Renaissance Home Equity Loan Trust 2007-4.
Originator:	Delta Funding Corporation.
Servicer:	Ocwen Loan Servicing, LLC.
Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.
Trustee:	HSBC Bank USA, National Association.
Swap Counterparty:	[TBD]
Servicing Fee:
With respect to each Distribution Date, the Servicer will be entitled to a fee equal to 1/12 of 0.5000% of the aggregate principal balance of the Mortgage Loans (the “Servicing Fee”), plus any reimbursable amounts.

Master Servicing Fee:
With respect to each Distribution Date, the Master Servicer will be entitled to a fee equal to 1/12 of 0.0135% of the aggregate principal balance of the Mortgage Loans (the “Master Servicing Fee”). The fees of the Trustee and the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

Lead Underwriters:	Deutsche Bank Securities, Inc. and Greenwich Capital Markets, Inc.
Co-Manager:	J.P. Morgan Securities Inc.
Certificate Insurer:	Financial Security Assurance Inc.
Pricing Date:	Expected the week of November [26], 2007.
Settlement Date:	On or about December 7, 2007.
Record Date:
For the Floating Rate Certificates, the business day immediately preceding the Distribution Date. For the Fixed Rate Certificates, the last business day of the month preceding the month in which such Distribution Date occurs.

Distribution Date:	For the Certificates, the 25th of each month, or if not a business day then the next succeeding business day (First Distribution Date: December 26, 2007).
Cut-Off Date:	For each Mortgage Loan in the mortgage pool, the later of (i) November 1, 2007 or (ii) the origination date of such Mortgage Loan.
Interest Accrual Period:
The interest accrual period with respect to the Floating Rate Certificates for a given Distribution Date will be the period beginning on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).
The interest accrual period for the Fixed Rate Certificates with respect to any Distribution Date will be the calendar month preceding such Distribution Date (based on a 360-day year consisting of twelve 30-day months).

Accrued Interest:
The Floating Rate Certificates will settle with no accrued interest.  The Fixed Rate Certificates will settle with accrued interest.  The price to be paid by investors for the Fixed Rate Certificates will include accrued interest from November 1, 2007, up to, but not including, the Settlement Date.

Delay Days:	0 days on the Floating Rate Certificates. 24 days on the Fixed Rate Certificates.
Rating Agencies:	Standard and Poor’s Rating Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).
Expected Ratings:	It is anticipated that the Certificates will be rated as follows:

Class	S&P	Moody’s
I-A-1	AAA	Aaa
II-A-1	AAA	Aaa
II-A-2	AAA	Aaa
II-A-3	AAA	Aaa
II-A-4	AAA	Aaa
II-A-5	AAA	Aaa
II-A-6	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

Pool Balance:	As of any date of determination, the aggregate principal balances of the Mortgage Loans as of the applicable date.
Clearing:	DTC, Euroclear or Clearstream.
SMMEA Eligibility:	The Certificates will NOT constitute “mortgage related securities” for purposes of SMMEA.
ERISA Eligibility:	The Certificates are expected to be ERISA eligible, subject to certain conditions including satisfaction of an investor-based class or statutory exemption.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof provided that the Certificates must be purchased in minimum denominations of $100,000 per class.
Tax Status:	It is anticipated that the Certificates will be treated as REMIC regular interests for tax purposes.
Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee and (ii) the Master Servicing Fee.
Pass-Through Rate:	The Pass-Through Rate for the Fixed Rate Certificates on each Distribution Date is the lesser of (i) the rate determined at the time of pricing and (ii) the related Net WAC Rate.

The Pass-Through Rate for the Floating Rate Certificates on each Distribution Date is the lesser of (i) the applicable formula rate, (ii) 14.00% and (iii) the related Net WAC Rate.

The formula rate for the Floating Rate Certificates will be One-Month LIBOR plus a margin which will be set at pricing.

After the Optional Termination Date, if the Seller fails to exercise its right to terminate the Trust, the coupons on any then outstanding Certificates will increase according to the following:

Class	After Optional Redemption Date
Class I-A-1	Initial Coupon + [0.50]%
Class II-A-1	LIBOR + 2 * Initial Margin
Class II-A-2	Initial Coupon + [0.50]%
Class II-A-3	Initial Coupon + [0.50]%
Class II-A-4	Initial Coupon + [0.50]%
Class II-A-5	Initial Coupon + [0.50]%
Class II-A-6	Initial Coupon + [0.50]%
Class M-1	Initial Coupon + [0.50]%
Class M-2	Initial Coupon + [0.50]%
Class M-3	Initial Coupon + [0.50]%
Class M-4	Initial Coupon + [0.50]%
Class M-5	Initial Coupon + [0.50]%
Class M-6	Initial Coupon + [0.50]%
Class M-7	Initial Coupon + [0.50]%
Class M-8	Initial Coupon + [0.50]%
Class M-9	Initial Coupon + [0.50]%

Group I Net WAC Rate:
As to any Distribution Date and for the Group I Certificates, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates on the Group I Mortgage Loans as of the beginning of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period, minus the sum of (i) Certificate Insurance Policy Premium Rate, and (ii) the percentage equivalent of a fraction the numerator of which is the product of (a) an amount equal to any net swap payment or swap termination payment, if any, payable by the Trust, (b) a fraction, the numerator of which is the aggregate principal balance of the Group I Mortgage Loans at the beginning of the related Due Period and the denominator of which is the aggregate principal balance of the Mortgage Loans at the beginning of the related Due Period and (c) 12 and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period.

Group II Net WAC Rate:
As to any Distribution Date and each class of Group II Certificates, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates on the Group II Mortgage Loans as of the beginning of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period, minus the sum of (i) Certificate Insurance Policy Premium Rate, and (ii) the percentage equivalent of a fraction, the numerator of which is the product of (a) an amount equal to any net swap payment or swap termination payment, if any, payable by the Trust, (b) a fraction, the numerator of which is the aggregate principal balance of the Group II Mortgage Loans at the beginning of the related Due Period and the denominator of which is the aggregate principal balance of the Mortgage Loans at the beginning of the related Due Period and (c) 12 and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the first day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period and with respect to the Floating Rate Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Distribution Date.

Subordinate Net WAC Rate:
As to any Distribution Date and each class of Subordinate Certificates, a per annum rate equal to the weighted average of the Group I Net WAC Rate and the Group II Net WAC Rate, weighted on the basis of the related Group Subordinate Amount for the related distribution date.

Group Subordinate Amount:
For each loan group and any Distribution Date, the excess, if any, of the aggregate principal balance of the Mortgage Loans in the related loan group as of the first day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period over the aggregate certificate principal balance of the Senior Certificates related to such loan group immediately prior to such Distribution Date.

Basis Risk Shortfall Amount:
The “Basis Risk Shortfall Amount” for any Distribution Date and applicable class of Certificates is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class calculated at the Pass-Through Rate (without regard to the related Net WAC Rate) over (b) the amount of interest accrued on such class based on the related Net WAC Rate and (ii) the undistributed portion of any related Basis Risk Shortfall Amount from the prior Distribution Date together with accrued interest at the related Pass-Through Rate (without regard to the related Net WAC Rate). Any Basis Risk Shortfall Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.  No Basis Risk Shortfall Amount will be covered by the Certificate Insurance Policy.

Credit Enhancement:
Credit Enhancement for the Certificates will be provided by:

➢  Excess Interest

➢  Overcollateralization

➢  Subordination

Senior Certificates are senior to the Subordinate Certificates; Subordinate Certificates with a higher numerical designation are subordinate to those Subordinate Certificates with a lower numerical designation.

The holders of all of the Certificates will also have the benefit of an interest rate swap agreement.
Additionally, the Senior Certificates will have the benefit of a Certificate Insurance Policy.

Credit Enhancement	Class	Rating	Initial Credit Enhancement	Target Credit Enhancement
Percentages:	Senior	AAA/Aaa	[22.85%]	[45.70%]
	Class M-1	AA+/Aa1	[19.70%]	[39.40%]
	Class M-2	AA/Aa2	[16.95%]	[33.90%]
	Class M-3	AA-/Aa3	[15.25%]	[30.50%]
	Class M-4	A+/A1	[13.60%]	[27.20%]
	Class M-5	A/A2	[11.90%]	[23.80%]
	Class M-6	A-/A3	[10.40%]	[20.80%]
	Class M-7	BBB+/Baa1	[8.75%]	[17.50%]
	Class M-8	BBB/Baa2	[7.75%]	[15.50%]
	Class M-9	BBB-/Baa3	[5.70%]	[11.40%]

Senior Enhancement Percentage:
The “Senior Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the Pool Balance as of the last day of the related due period after giving effect to unscheduled principal collections in the related prepayment period.

Certificate Insurance Policy:
The Certificate Insurer will issue a financial guaranty insurance policy (the “Certificate Insurance Policy”) for the benefit of the Senior Certificates.  The Certificate Insurance Policy will unconditionally and irrevocably guarantee payment of (i) accrued and unpaid interest calculated at the Pass-Through Rate due on each class of Senior Certificates, (ii) on any Distribution Date on which the aggregate certificate principal balance of the Subordinate Certificates and the Class C Certificate is zero, an amount equal to the Parity Payment for such Distribution Date, and (iii) the outstanding certificate principal balance of each Senior Certificate on its Final Distribution Date, subject in each case to certain terms and conditions set forth in the Certificate Insurance Policy.  The Certificate Insurance Policy will not provide credit enhancement for any other class of certificates other than the Senior Certificates.

The Certificate Insurance Policy does not cover any interest shortfall resulting from operation of the Civil Relief Act (or similar legislation or regulations as in effect from time to time), any Basis Risk Shortfall Amount, Interest Carryover Shortfall or Prepayment Interest Shortfall. The Certificate Insurer will be paid a premium (the “Certificate Insurance Policy Premium”) equal to 0.25% (the “Certificate Insurance Policy Premium Rate”) of the certificate principal balance of the Senior Certificates per annum.  The Certificate Insurance Policy Premium is expected to be paid from interest received on the Mortgage Loans.

Excess Interest:
For each Distribution Date, to the extent of funds available, “Excess Interest” will be an amount equal to the interest and principal received or advanced on the Mortgage Loans plus net swap payments received under the Swap Agreement, if any, minus the sum of (i) the Servicing Fee, the Master Servicing Fee, and the premium payable to the Certificate Insurer under the Certificate Insurance Policy (ii) the current and unpaid interest and principal on the Senior Certificates, (iii) current interest on the Subordinate Certificates and (iv) net swap payments, if any, due the Swap Counterparty, and swap termination payments payable by the trust (other than swap termination payments which result from a swap counterparty trigger event).

Overcollateralization Amount:
On any Distribution Date, the “Overcollateralization Amount” will be the amount by which the Pool Balance as of the last day of the related due period after giving effect to unscheduled principal collections in the related prepayment period exceeds the aggregate certificate principal balance of the Certificates after giving effect to the distribution of principal (other than any Subordination Increase Amount) on that Distribution Date.  On any Distribution Date on which the Overcollateralization Amount does not equal the Required Overcollateralization Amount, Excess Interest, to the extent available, will be distributed as principal to the Certificate holders then entitled to distributions of principal to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

OC Floor:
An amount equal to the lesser of (i) [2.55]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) the aggregate principal balance of the Mortgage Loans as of the end of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period.

Subordination Required Overcollateralization Amount:
On any Distribution Date on or after the Stepdown Date on which a Delinquency Event is not in effect, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount determined without regard to the OC Floor minimum, otherwise, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount.

Delinquency Event:
A “Delinquency Event” shall have occurred and be continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans that  (a) are 60+ days delinquent (including those mortgage loans that are in bankruptcy or foreclosure) (b) have been modified in the previous 12 months as of the last day of the preceding calendar month or (c) are REO properties, as of the last day of the preceding calendar month, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period exceeds (ii) [35.01]% of the Senior Enhancement Percentage.

Cumulative Loss Event:
A “Cumulative Loss Event” will be in effect if the sum of any cumulative net losses plus any principal or interest amounts that have been forgiven as part of a loan modification as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the applicable percentages below during the related period of time:

Distribution Dates 25-36:   [1.45]% for the first month plus an additional 1/12th of [1.90]% for each month   thereafter.
Distribution Dates 37-48:   [3.35]% for the first month plus an additional 1/12th of [2.35]% for each month thereafter.
Distribution Dates 49-60:   [5.70]% for the first month plus an additional 1/12th of [1.90]% for each month thereafter.
Distribution Dates 61-72:   [7.60]% for the first month plus an additional 1/12th of [0.40]% for each month thereafter.
Distribution Dates 73
And Thereafter:                   [8.00]%

Trigger Event:	The occurrence and continuance of either a Delinquency Event or a Cumulative Loss Event.
Stepdown Date:
The earlier to occur of

(i) the first Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Senior Certificates has been reduced to zero and
(ii) the later to occur of
    (x) the Distribution Date occurring in December 2010 and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [45.70]%.

Required Overcollateralization Amount:
On any Distribution Date on which a Cumulative Loss Event or a Delinquency Event is not in effect, the Required Overcollateralization Amount is equal to:

(i)  prior to the Stepdown Date, 5.70% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; or

(ii)  on or after the Stepdown Date, the greater of:

(a)  the lesser of:

i.  5.70% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; and

ii.  11.40% of the aggregate principal balance of the Mortgage Loans as of the end of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period; or

(b)  the OC Floor.

On any Distribution Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Distribution Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (i) the Required Overcollateralization Amount as of the preceding Distribution Date and (ii) 22.80% of the Pool Balance as of the end of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period.  Under no circumstance shall the Required Overcollateralization Amount be less than the OC Floor.

Subordination Increase Amount:	As to any Distribution Date, the lesser of the Subordination Deficiency and Excess Interest.
Subordination Deficiency:	As to any Distribution Date, the excess, if any, of the Required Overcollateralization Amount over the Overcollateralization Amount.
Excess Overcollateralization Amount:
As to any Distribution Date, the lesser of (i) the principal payments received on the Mortgage Loans and (ii) the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount (assuming 100% of the principal payments received on the Mortgage Loans are distributed to the Certificates).

Delinquency Advances:
For any month, if the Servicer receives a payment on a Mortgage Loan that is less than the full scheduled payment, or if no payment is received at all, the Servicer will advance its own funds to cover that shortfall.  However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that Mortgage Loan.  The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (a) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of that Mortgage Loan, (b) the costs of any judicial proceedings, including foreclosures and (c) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems such costs to be recoverable.  The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Due Period:
With respect to each Distribution Date, the period from and including the second day of the month preceding the month of the applicable Distribution Date to and including the first day of the month of that Distribution Date.

Prepayment Period:
As to any Distribution Date and any principal prepayment in full received on a mortgage loan, the period from the 16th day of the calendar month preceding the month in which that Distribution Date occurs (or in the case of the first Distribution Date, from the Cut-off Date) through the 15th day of the month in which that Distribution Date occurs.  As to any Distribution Date and any principal prepayment in part received on a mortgage loan, the calendar month preceding that Distribution Date.

Compensating Interest:
With respect to any Distribution Date, the Servicer is obligated to offset any Prepayment Interest Shortfalls with Compensating Interest to the extent of its aggregate Servicing Fee. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer.

Prepayment Interest Shortfalls:
With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments during the portion of the related Prepayment Period occurring in the prior month.  No Prepayment Interest Shortfalls will be covered by the Certificate Insurance Policy.

Allocation of Losses:
Losses not covered by other available credit enhancement will be allocated to the Subordinate Certificates in the reverse order of distribution priority, first, to the Class M-9 Certificates, second, to the Class M-8 Certificates, third, to the Class M-7 Certificates, fourth, to the Class M-6 Certificates, fifth, to the Class M-5 Certificates, sixth, to the Class M-4 Certificates, seventh, to the Class M-3 Certificates, eighth, to the Class M-2 Certificates and ninth, to the Class M-1 Certificates.

Swap Agreement:
On the Closing Date, the trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date from the second Distribution Date through the 16th Distribution Date, the trust will be obligated to pay the Swap Counterparty a fixed amount equal to the product of (x) [4.65]% (y) a fraction, the numerator of which is 30 and the denominator of which is 360 and, (z) the swap notional amount, and the trust will be entitled to receive from the Swap Counterparty a floating amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the Swap Agreement), (y) the swap notional amount and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to Certificate holders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obliged to make a swap payment to the trust, any swap payment will be applied in accordance with the priorities set forth under Priority of Distributions.

Upon early termination of the Swap Agreement, the trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificate holders.

Swap Schedule
Distribution Date	Scheduled Notional Swap Balance ($)	Swap Strike Rate
12/25/2007	0.00	0.00%
01/25/2008	80,547,601.45	4.65%
02/25/2008	77,957,170.20	4.65%
03/25/2008	74,627,783.09	4.65%
04/25/2008	70,559,637.79	4.65%
05/25/2008	65,759,344.59	4.65%
06/25/2008	60,240,263.10	4.65%
07/25/2008	54,022,692.39	4.65%
08/25/2008	47,152,528.80	4.65%
09/25/2008	39,926,407.74	4.65%
10/25/2008	32,909,294.63	4.65%
11/25/2008	26,138,671.95	4.65%
12/25/2008	19,605,897.92	4.65%
01/25/2009	13,302,633.37	4.65%
02/25/2009	7,220,831.22	4.65%
03/25/2009	1,352,726.17	4.65%
04/25/2009	0.00	0.00%

Priority of Distributions:
On each Distribution Date, amounts in the distribution account (excluding prepayment charges) will be distributed as follows:

From Interest Collected:

1.     To the Certificate Insurer, the amount owing to it, in respect of its premium and then to the swap account to pay the Swap Counterparty any net swap payment owed to the Swap Counterparty, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the Swap Agreement.
2.    Concurrently to pay interest on the Senior Certificates, from the related loan group, on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Distribution Date, then, to pay interest including Interest Carryover Shortfall Amounts on the Senior Certificates in the unrelated loan group and then, excluding any accrued Interest Carryover Shortfall Amounts, to pay interest to the Subordinate Certificates, sequentially.
3.     To the Certificate Insurer, reimbursement amounts owed to the Certificate Insurer under the insurance agreement or the pooling and servicing agreement with respect to prior claims paid under the Certificate Insurance Policy in respect of interest.

From Principal Collected:

4.     Concurrently to the Senior Certificates,  based on the principal collected in the related loan group, as described below, from the Group I Principal Distribution Amount and Group II Principal Distribution Amount an amount up to the related Senior Principal Distribution Amount for such Senior Certificates for such Distribution Date, excluding any Subordination Increase Amount included in that amount.  When the certificate principal balance of the Group I or Group II Senior Certificates has been reduced to zero, any remaining Group I or Group II Principal Distribution Amounts may be allocated to the Senior Certificates in the unrelated group as described below, an amount up to the related Senior Principal Distribution Amount for such Senior Certificates for such Distribution Date, excluding any Subordination Increase Amount.
5.     To the Certificate Insurer, any reimbursement amounts owing to the Certificate Insurer under the insurance agreement or the pooling and servicing agreement.
6.     To the Subordinate Certificates, to pay the respective Class M Principal Distribution Amount, excluding any Subordination Increase Amount, sequentially, until each such class is reduced to zero.

From Excess Interest:

7.     From Excess Interest, if any, to the Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in clauses 4 and 6 above.
8.    To the Certificate Insurer, any reimbursement amounts owing to the Certificate Insurer under the insurance agreement or the pooling and servicing agreement in respect to costs, expenses or other amounts due to the Certificate Insurer or reimbursement in respect of any amounts paid under the policy, together with interest thereon.
9.    From Excess Interest, if any, to pay the Interest Carryover Shortfall Amounts and Allocated Realized Loss Amounts, in that order, on the Subordinate Certificates, sequentially.
10.   From Excess Interest, if any, to pay the Basis Risk Shortfall Amounts to the Certificates, on a pro rata basis.
11.   To the Class C Certificates in accordance with the pooling and servicing agreement.
12.   To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.
13.   To the Residual Certificates, any remaining amount.

Swap Payment Distribution:
On each Distribution Date, any net swap payments on deposit in the swap account received from the Swap Counterparty will be distributed in the following order of priority:

1.     To the Certificate Insurer, the amount owing to it, in respect of its premium.
2.     To pay interest on the Senior Certificates on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Distribution Date.
3.     To the Certificates, the lesser of i) the Subordination Increase Amount or the ii) current realized losses for the applicable Distribution Date, allocated in the order of priority set forth in Priority of Distributions clauses 4 and 6 above.
4.     To the Certificate Insurer any amounts due under the insurance agreement or the pooling and servicing agreement.
5.     To pay the Interest Carryover Shortfall Amounts and Allocated Realized Loss Amounts, in that order, on the Subordinate Certificates, sequentially.
6.     To pay the Basis Risk Shortfall Amounts to the Certificates, on a pro rata basis.
7.     To the Class C Certificates in accordance with the pooling and servicing agreement.
8.     To the Residual Certificates, any remaining amount.

Allocated Realized Loss Amounts:
As to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (i) the sum of (x) the amount of reduction in the certificate principal balance of that class for such Distribution Date and (y) the amount of any reductions on prior Distribution Dates over (ii) the amount distributed on prior Distribution Dates in respect of the reductions contemplated by clause (i) allocated to that Class of Certificates on prior Distribution Dates.

Realized Losses will not be allocated to the Senior Certificates.  To the extent that Realized Losses result in the certificate principal balance of the Senior Certificates exceeding the principal balance of the Mortgage Loans, a payment will be made under the Certificate Insurance Policy for distribution as principal to the Senior Certificates in the amount of such excess (a “Parity Payment”).

Interest Carryover Shortfall:
As to any Class of Certificates the sum of (i) the excess, if any, of the sum of (x) the interest accrued at the related Pass-Through Rate through the previous Distribution Date and (y) any outstanding Interest Carryover Shortfall with respect to that Class on the preceding Distribution Date, over the amount in respect of interest that is actually distributed to holders of such Class on the preceding Distribution Date plus (ii) interest on such excess at the applicable Pass-Through Rate (without regard to the related Net WAC Rate).  No Interest Carryover Shortfall will be covered by the Certificate Insurance Policy.

Group I Basic Principal Amount:
As to any Distribution Date, an amount equal to the sum of the following amounts, without duplication;  (1) each payment of principal on a Group I Mortgage Loan due during the related Due Period and received by the Servicer; (2) the net liquidation proceeds allocable to principal on the Group I Mortgage Loans, any recoveries and all full and partial principal prepayments received on the Group I Mortgage Loans by the Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased defective Group I Mortgage Loans with respect to that Distribution Date; (4) any substitution adjustment amounts received with respect to the Group I Mortgage Loans on or prior to the previous determination date and not yet paid; and (5) any monthly advances with respect to scheduled payments of principal due on the Group I Mortgage Loans during the related Due Period.

Group II Basic Principal Amount:
As to any Distribution Date, an amount equal to the sum of the following amounts, without duplication;  (1) each payment of principal on a Group II Mortgage Loan due during the related Due Period and received by the Servicer; (2) the net liquidation proceeds allocable to principal on the Group II Mortgage Loans, any recoveries and all full and partial principal prepayments received on the Group II Mortgage Loans by the Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased defective Group II Mortgage Loans with respect to that Distribution Date; (4) any substitution adjustment amounts received with respect to the Group II Mortgage Loans on or prior to the previous determination date and not yet paid; and (5) any monthly advances with respect to scheduled payments of principal due on the Group II Mortgage Loans during the related Due Period.

Aggregate Principal Amount:	As to any Distribution Date, the sum of the Group I Basic Principal Amount and Group II Basic Principal Amount.
Group I Principal Distribution Amount:
With respect to any Distribution Date, the lesser of (1) the aggregate certificate principal balance of the Group I Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Group I Basic Principal Distribution Amount for that Distribution Date, minus the Group I Allocation Percentage of the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Group I Allocation Percentage of the Subordination Increase Amount, if any, for that Distribution Date.

Group II Principal Distribution Amount:
With respect to any Distribution Date, the lesser of (1) the aggregate certificate principal balance of the Group II Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Group II Basic Principal Distribution Amount for that Distribution Date, minus the Group II Allocation Percentage of the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Group II Allocation Percentage of the Subordination Increase Amount, if any, for that Distribution Date.

Group I Senior Principal Distribution Amount:
With respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, 100% of the Group I Principal Distribution Amount, and (b) any other Distribution Date, the lesser of (1) the Group I Principal Distribution Amount and (2) the excess, if any, of (x) the certificate principal balance of the Group I Certificates immediately prior to that Distribution Date over (y) the lesser of (A) [65.70]% of the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the product of (i) a fraction, the numerator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period and (ii) the Subordination Required Overcollateralization Amount for that Distribution Date and  (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the Group I OC Floor.

Group II Senior Principal Distribution Amount:
With respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, 100% of the Group II Principal Distribution Amount, and (b) any other Distribution Date, the lesser of (1) the Group II Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate certificate principal balance of the Group II Certificates immediately prior to that Distribution Date over (y) the lesser of (A) [65.70]% of the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the product of (i) a fraction, the numerator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period and (ii) the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the Group II OC Floor.

With respect to the Group II Principal Distribution Amount, principal will be distributed sequentially to the Group II Certificates as follows:

1.  To the Class II-A-6 Certificates, an amount equal to Class II-A-6 Lockout Distribution Amount.
2.  To the Class II-A-1 Certificates, until the certificate principal balance has been reduced to zero.
3.  To the Class II-A-2 Certificates, until the certificate principal balance has been reduced to zero.
4.  To the Class II-A-3 Certificates, until the certificate principal balance has been reduced to zero.
5.  To the Class II-A-4 Certificates, until the certificate principal balance has been reduced to zero.
6.  To the Class II-A-5 Certificates, until the certificate principal balance has been reduced to zero.
7.  To the Class II-A-6 Certificates, until the certificate principal balance has been reduced to zero.

Senior Principal Distribution Amount:	The sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.
Group I Allocation Percentage:
With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group I Basic Principal Amount and the denominator of which is the aggregate principal balance of the Mortgage Loans.

Group II Allocation Percentage:
With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group II Basic Principal Amount and the denominator of which is the Aggregate Principal Amount.

Class II-A-6 Calculation Percentage:
For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class II-A-6 Certificates and the denominator of which is the aggregate certificate principal balance of the Group II Certificates, in each case before giving effect to distributions of principal on that Distribution Date.

Class II-A-6 Lockout Distribution Amount:
For any Distribution Date, an amount equal to the product of (1) the applicable Class II-A-6 Lockout Percentage for that Distribution Date, (2) the Class II-A-6 Calculation Percentage for that Distribution Date and (3) the Group II Senior Principal Distribution Amount for that Distribution Date but in no event will the Class II-A-6 Lockout Distribution Amount exceed (a) the outstanding certificate principal balance of the Class II-A-6 Certificates, or (b) the Group II Principal Distribution Amount for that Distribution Date.

Class II-A-6 Lockout Percentage:	For each Distribution Date will be as follows:

Distribution Date	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Class M-1 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) the remaining Group I Principal Distribution Amount and Group II Principal Distribution Amount if the Senior Certificates have been reduced to zero and a Trigger Event is in effect, or (y) if a Trigger Event is not in effect, the excess of:

(a)           the sum of:
(i)    the aggregate certificate principal balance of the Senior Certificates, after distribution of the Group I and Group II Senior Principal Distribution Amount for the applicable Distribution Date, and
(ii)   the certificate principal balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date; over

 (b)           the lesser of:
(i)    [72.00]% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-2 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) the remaining Group I Principal Distribution Amount and Group II Principal Distribution Amount if the Senior and Class M-1 Certificates have been reduced to zero and a Trigger Event is in effect, or (y) if a Trigger Event is not in effect, the excess of:

(a)          the sum of:
(i)    the aggregate certificate principal balance of the Senior Certificates, after distribution of the Group I and Group II Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)   the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and
(iii)  the certificate principal balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date; over

(b)           the lesser of:
(i)   [77.50]% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-3 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) the remaining Group I Principal Distribution Amount and Group II Principal Distribution Amount if the Senior, Class M-1 and Class M-2 Certificates have been reduced to zero and a Trigger Event is in effect, or (y) if a Trigger Event is not in effect, the excess of:

(a)          the sum of:
(i)   the aggregate certificate principal balance of the Senior Certificates, after distribution of the Group I and Group II Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)   the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date; over

    (b)           the lesser of:
(i)   [80.90]% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-4 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) the remaining Group I Principal Distribution Amount and Group II Principal Distribution Amount if the Senior, Class M-1, Class M-2 and Class M-3 Certificates have been reduced to zero and a Trigger Event is in effect, or (y) if a Trigger Event is not in effect, the excess of:

    (a)          the sum of:
(i)   the aggregate certificate principal balance of the Senior Certificates, after distribution of the Group I and Group II Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)   the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date; over

    (b)           the lesser of:
(i)   [84.20]% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-5 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) the remaining Group I Principal Distribution Amount and Group II Principal Distribution Amount if the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates have been reduced to zero and a Trigger Event is in effect, or (y) if a Trigger Event is not in effect, the excess of:

    (a)          the sum of:
(i)    the aggregate certificate principal balance of the Senior Certificates, after distribution of the Group I and Group II Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)   the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,
(vi)  the certificate principal balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date; over

    (b)          the lesser of:
(i)   [87.60]% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-6 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) the remaining Group I Principal Distribution Amount and Group II Principal Distribution Amount if the Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates have been reduced to zero and a Trigger Event is in effect, or (y) if a Trigger Event is not in effect, the excess of:

    (a)           the sum of:
(i)   the aggregate certificate principal balance of the Senior Certificates, after distribution of the Group I and Group II Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)   the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)   the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)   the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,
(vi)  the certificate principal balance of the Class M-5 Certificates after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date;
(vii)  the certificate principal balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date; over

    (b)           the lesser of:
(i)   [90.60]% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-7 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) the remaining Group I Principal Distribution Amount and Group II Principal Distribution Amount if the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates have been reduced to zero and a Trigger Event is in effect, or (y) if a Trigger Event is not in effect, the excess of:

    (a)           the sum of:
(i)   the aggregate certificate principal balance of the Senior Certificates, after distribution of the Group I and Group II Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)   the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,
(vi)  the certificate principal balance of the Class M-5 Certificates after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date;
(vii)  the certificate principal balance of the Class M-6 Certificates after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date;
(viii)  the certificate principal balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date; over

    (b)           the lesser of:
(i)    [93.90]% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-8 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) the remaining Group I Principal Distribution Amount and Group II Principal Distribution Amount if the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates have been reduced to zero and a Trigger Event is in effect, or (y) if a Trigger Event is not in effect, the excess of:

    (a)           the sum of:
(i)   the aggregate certificate principal balance of the Senior Certificates, after distribution of the Group I and Group II Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)   the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,
(vi)  the certificate principal balance of the Class M-5 Certificates after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date;
(vii)  the certificate principal balance of the Class M-6 Certificates after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date;
(viii)    the certificate principal balance of the Class M-7 Certificates after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date;
(ix)  the certificate principal balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date; over

    (b)           the lesser of:
(i)    [95.90]% of the balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)   the principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-9 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) the remaining Group I Principal Distribution Amount and Group II Principal Distribution Amount if the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates have been reduced to zero and a Trigger Event is in effect, or (y) if a Trigger Event is not in effect, the excess of:

    (a)           the sum of:

(i)   the aggregate certificate principal balance of the Senior Certificates, after distribution of the Group I and Group II Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)   the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,
(vi)  the certificate principal balance of the Class M-5 Certificates after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date;
(vii)  the certificate principal balance of the Class M-6 Certificates after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date;
(viii)    the certificate principal balance of the Class M-7 Certificates after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date;
(ix)  the certificate principal balance of the Class M-8 Certificates after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date;
(x)   the certificate principal balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date; over

    (b)          the lesser of:
(i)   [100.00%] of the balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)   the principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Optional Termination:	The Master Servicer, at its option, may purchase all of the Mortgage Loans from the trust, thereby retiring the Certificates. This optional purchase of the Mortgage Loans may occur on any Distribution Date on or after the Distribution Date on which the current aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance. In the event that the Master Servicer fails to exercise such purchase option, and subject to certain additional conditions set forth in the pooling and servicing agreement, the Servicer, may, at its option, exercise such Optional Termination. In the event that both the Master Servicer and Servicer fail to exercise such purchase option, the Certificate Insurer may, subject to certain conditions set forth in the pooling and servicing agreement, exercise such Optional Termination. In the event that either the Master Servicer or Servicer exercises the Optional Termination, such party must obtain the consent of the Certificate Insurer if (i) any amounts owed to the Certificate Insurer under the insurance agreement or the pooling and servicing agreement would remain unpaid after the Optional Termination, or (ii) the Optional Termination would result in a claim under the Certificate Insurance Policy issued by the Certificate Insurer.

Available Funds Rate
Assumptions to Optional Termination
Period	NWC (1)(2) (%)	NWC (1) (3) (%)	Period	NWC (1)(2) (%)	NWC (1) (3) (%)	Period	NWC (1)(2) (%)	NWC (1) (3) (%)
1	N/A	N/A	36	8.912	8.938	71	9.209	9.271
2	8.875	11.058	37	9.212	9.239	72	8.912	8.972
3	8.875	11.006	38	8.912	8.938	73	9.210	9.271
4	9.444	11.505	39	8.910	8.936	74	8.913	8.971
5	8.875	10.849	40	9.865	9.905	75	8.913	8.971
6	9.151	11.018	41	8.910	8.946	76	9.868	9.932
7	8.874	10.613	42	9.207	9.244	77	8.913	8.971
8	9.153	10.743	43	8.910	8.946	78	9.210	9.270
9	8.872	10.291	44	9.207	9.244	79	8.913	8.970
10	8.871	10.099	45	8.910	8.946	80	9.210	9.269
11	9.154	10.190	46	8.910	8.956	81	8.913	8.970
12	8.868	9.709	47	9.207	9.255	82	8.913	8.970
13	9.155	9.800	48	8.911	8.956	83	9.211	9.269
14	8.865	9.313	49	9.208	9.254	84	8.914	8.970
15	8.863	9.112	50	8.911	8.956	85	9.211	9.268
16	9.810	9.858	51	8.911	8.956	86	8.914	8.969
17	8.863	8.863	52	9.525	9.584	87	8.914	8.969
18	9.160	9.160	53	8.911	8.966	88	9.869	9.930
19	8.866	8.867	54	9.208	9.264	89	8.914	8.969
20	9.164	9.164	55	8.911	8.965	90	9.211	9.268
21	8.870	8.871	56	9.208	9.264	91	8.914	8.968
22	8.872	8.873	57	8.911	8.965	92	9.212	9.267
23	9.170	9.170	58	8.911	8.975	93	8.915	8.968
24	8.876	8.877	59	9.208	9.274	94	8.915	8.968
25	9.174	9.175	60	8.911	8.974	95	9.212	9.267
26	8.880	8.881	61	9.209	9.273	96	8.915	8.968
27	8.882	8.883	62	8.912	8.974	97	9.212	9.267
28	9.837	9.837	63	8.912	8.974	98	8.915	8.967
29	8.887	8.887	64	9.867	9.935	99	8.915	8.967
30	9.185	9.186	65	8.912	8.973	100	9.530	9.586
31	8.892	8.892	66	9.209	9.272	101	8.915	8.967
32	9.190	9.191	67	8.912	8.973	102	9.213	9.266
33	8.896	8.897	68	9.209	9.272	103	8.916	8.967
34	8.907	8.934	69	8.912	8.972	104	9.213	9.266
35	9.207	9.234	70	8.912	8.972	105	8.916	8.967

(1)	Includes swap money paid by the Swap Provider or owed to the Swap Provider.
(2)	Assumes 1-Month LIBOR = 4.740%; 6-Month LIBOR = 4.809%.
(3)	Assumes 1-Month LIBOR and 6-Month LIBOR increases instantaneously to 20.00% and the cash flows are run to the Optional Termination at the pricing speed.

EXCESS SPREAD (1,2)

Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	EXCESS SPREAD @ STATIC (%)(3)	EXCESS SPREAD @ FWDS (%)	Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	EXCESS SPREAD @ STATIC (%)(3)	EXCESS SPREAD @ FWDS (%)
1	4.740	4.809	3.011	3.011	54	5.020	5.111	2.870	2.873
2	5.134	4.717	2.687	2.686	55	5.037	5.124	2.868	2.871
3	4.912	4.536	2.688	2.688	56	5.052	5.136	2.867	2.870
4	4.687	4.373	2.701	2.701	57	5.066	5.147	2.868	2.870
5	4.603	4.262	2.692	2.693	58	5.079	5.156	2.868	2.871
6	4.493	4.138	2.699	2.702	59	5.090	5.165	2.868	2.871
7	4.197	4.026	2.695	2.703	60	5.099	5.174	2.868	2.871
8	4.072	3.964	2.704	2.716	61	5.106	5.182	2.868	2.871
9	3.950	3.923	2.699	2.718	62	5.114	5.192	2.868	2.872
10	4.032	3.904	2.700	2.721	63	5.122	5.202	2.868	2.872
11	3.872	3.875	2.710	2.740	64	5.131	5.213	2.868	2.872
12	3.835	3.877	2.703	2.739	65	5.140	5.224	2.868	2.872
13	3.831	3.891	2.714	2.755	66	5.150	5.237	2.868	2.872
14	3.829	3.912	2.705	2.752	67	5.161	5.250	2.868	2.872
15	3.838	3.940	2.707	2.758	68	5.173	5.265	2.868	2.872
16	3.857	3.975	2.743	2.793	69	5.186	5.280	2.869	2.873
17	3.884	4.013	2.712	2.761	70	5.199	5.295	2.869	2.873
18	3.918	4.054	2.726	2.764	71	5.214	5.310	2.879	2.883
19	3.956	4.095	2.723	2.753	72	5.229	5.325	2.897	2.902
20	3.997	4.136	2.733	2.755	73	5.246	5.340	2.917	2.921
21	4.040	4.175	2.733	2.747	74	5.262	5.353	2.936	2.941
22	4.083	4.213	2.739	2.746	75	5.276	5.364	2.956	2.961
23	4.124	4.250	2.745	2.745	76	5.290	5.375	2.977	2.982
24	4.162	4.287	2.751	2.751	77	5.302	5.384	2.998	3.003
25	4.196	4.323	2.758	2.758	78	5.313	5.391	3.019	3.025
26	4.230	4.360	2.766	2.766	79	5.322	5.397	3.041	3.047
27	4.265	4.397	2.775	2.775	80	5.330	5.401	3.064	3.069
28	4.302	4.433	2.788	2.788	81	5.337	5.404	3.087	3.092
29	4.339	4.470	2.801	2.801	82	5.342	5.406	3.110	3.116
30	4.375	4.506	2.815	2.815	83	5.345	5.408	3.135	3.140
31	4.412	4.540	2.829	2.829	84	5.347	5.410	3.159	3.165
32	4.448	4.573	2.844	2.844	85	5.347	5.412	3.185	3.190
33	4.483	4.604	2.858	2.858	86	5.348	5.415	3.210	3.216
34	4.516	4.634	2.882	2.880	87	5.350	5.418	3.237	3.242
35	4.548	4.663	2.897	2.895	88	5.352	5.423	3.264	3.270
36	4.578	4.691	2.913	2.911	89	5.355	5.428	3.292	3.297
37	4.605	4.719	2.929	2.927	90	5.359	5.435	3.320	3.326
38	4.633	4.747	2.886	2.884	91	5.364	5.443	3.349	3.355
39	4.660	4.774	2.890	2.888	92	5.370	5.452	3.379	3.384
40	4.687	4.801	2.889	2.889	93	5.377	5.461	3.410	3.415
41	4.714	4.828	2.888	2.888	94	5.385	5.471	3.441	3.446
42	4.741	4.854	2.887	2.886	95	5.394	5.481	3.473	3.478
43	4.767	4.880	2.885	2.885	96	5.404	5.491	3.505	3.511
44	4.794	4.906	2.884	2.884	97	5.415	5.500	3.539	3.544
45	4.819	4.931	2.883	2.883	98	5.426	5.508	3.573	3.579
46	4.845	4.955	2.881	2.883	99	5.435	5.515	3.608	3.614
47	4.870	4.978	2.880	2.882	100	5.444	5.521	3.644	3.650
48	4.894	5.001	2.879	2.880	101	5.451	5.525	3.681	3.687
49	4.917	5.022	2.877	2.879	102	5.457	5.528	3.719	3.724
50	4.940	5.043	2.876	2.878	103	5.462	5.530	3.757	3.763
51	4.962	5.062	2.874	2.876	104	5.466	5.530	3.796	3.802
52	4.982	5.079	2.873	2.876	105	5.468	5.529	3.837	3.843
53	5.002	5.096	2.871	2.874
(1)	Assumes the Pricing Prepayment Speed
(2)
Calculated as (a) interest collections on the collateral (net of the Servicing Fee and Master Servicing Fee,  and the premium payable to the Certificate Insurer under the Certificate Insurance Policy), less total interest on the Offered Notes, and net swap payments paid to or received by  the Swap Providers, divided by (b) collateral balance as of the beginning period.

(3)	Assumes 1-Month LIBOR = 4.740%; 6-Month LIBOR = 4.809%.

WEIGHTED AVERAGE LIFE TABLES (to Call)

Class I-A	50%	75%	100%	125%	150%
WAL	5.57	3.85	2.90	2.26	1.75
Principal Window Begin	1	1	1	1	1
Principal Window End	198	140	105	83	68

Class II-A-1	50%	75%	100%	125%	150%
WAL	1.78	1.26	1.00	0.84	0.73
Principal Window Begin	1	1	1	1	1
Principal Window End	43	29	23	18	16

Class II-A-2	50%	75%	100%	125%	150%
WAL	3.87	2.62	2.00	1.63	1.37
Principal Window Begin	43	29	23	18	16
Principal Window End	51	34	26	21	18

Class II-A-3	50%	75%	100%	125%	150%
WAL	6.80	4.15	3.00	2.26	1.89
Principal Window Begin	51	34	26	21	18
Principal Window End	143	80	55	35	29

Class II-A-4	50%	75%	100%	125%	150%
WAL	12.98	8.07	5.00	3.20	2.45
Principal Window Begin	143	80	55	35	29
Principal Window End	171	114	67	48	31

Class II-A-5	50%	75%	100%	125%	150%
WAL	16.12	11.28	7.83	5.45	2.94
Principal Window Begin	171	114	67	48	31
Principal Window End	198	140	105	83	60

Class II-A-6	50%	75%	100%	125%	150%
WAL	7.70	6.96	6.55	6.09	5.50
Principal Window Begin	37	37	38	46	56
Principal Window End	198	140	105	83	68

WEIGHTED AVERAGE LIFE TABLES (to Call)

Class M-1	50%	75%	100%	125%	150%
WAL	11.13	7.71	5.78	4.87	4.77
Principal Window Begin	67	46	38	44	51
Principal Window End	198	140	105	83	68

Class M-2	50%	75%	100%	125%	150%
WAL	11.13	7.71	5.78	4.81	4.50
Principal Window Begin	67	46	38	42	47
Principal Window End	198	140	105	83	68

Class M-3	50%	75%	100%	125%	150%
WAL	11.13	7.71	5.78	4.77	4.37
Principal Window Begin	67	46	37	41	45
Principal Window End	198	140	105	83	68

Class M-4	50%	75%	100%	125%	150%
WAL	11.13	7.71	5.78	4.75	4.29
Principal Window Begin	67	46	37	41	44
Principal Window End	198	140	105	83	68

Class M-5	50%	75%	100%	125%	150%
WAL	11.11	7.69	5.76	4.72	4.22
Principal Window Begin	67	46	37	40	43
Principal Window End	198	140	105	83	68

Class M-6	50%	75%	100%	125%	150%
WAL	10.95	7.57	5.67	4.63	4.10
Principal Window Begin	67	46	37	39	41
Principal Window End	193	136	102	80	66

Class M-7	50%	75%	100%	125%	150%
WAL	10.71	7.39	5.53	4.51	3.97
Principal Window Begin	67	46	37	39	40
Principal Window End	183	128	96	76	62

WEIGHTED AVERAGE LIFE TABLES (to Call)

Class M-8	50%	75%	100%	125%	150%
WAL	10.44	7.19	5.38	4.38	3.84
Principal Window Begin	67	46	37	38	40
Principal Window End	170	119	89	70	57

Class M-9	50%	75%	100%	125%	150%
WAL	9.97	6.84	5.12	4.16	3.64
Principal Window Begin	67	46	37	38	39
Principal Window End	160	112	83	66	54

WEIGHTED AVERAGE LIFE TABLES (to Maturity)

Class I-A	50%	75%	100%	125%	150%
WAL	5.81	4.05	3.06	2.38	1.85
Principal Window Begin	1	1	1	1	1
Principal Window End	282	211	161	128	105

Class II-A-1	50%	75%	100%	125%	150%
WAL	1.78	1.26	1.00	0.84	0.73
Principal Window Begin	1	1	1	1	1
Principal Window End	43	29	23	18	16

Class II-A-2	50%	75%	100%	125%	150%
WAL	3.87	2.62	2.00	1.63	1.37
Principal Window Begin	43	29	23	18	16
Principal Window End	51	34	26	21	18

Class II-A-3	50%	75%	100%	125%	150%
WAL	6.80	4.15	3.00	2.26	1.89
Principal Window Begin	51	34	26	21	18
Principal Window End	143	80	55	35	29

Class II-A-4	50%	75%	100%	125%	150%
WAL	12.98	8.07	5.00	3.20	2.45
Principal Window Begin	143	80	55	35	29
Principal Window End	171	114	67	48	31

Class II-A-5	50%	75%	100%	125%	150%
WAL	18.69	13.27	9.31	6.17	2.94
Principal Window Begin	171	114	67	48	31
Principal Window End	285	212	162	129	60

Class II-A-6	50%	75%	100%	125%	150%
WAL	7.72	7.00	6.68	6.65	6.53
Principal Window Begin	37	37	38	46	56
Principal Window End	282	211	161	127	105

WEIGHTED AVERAGE LIFE TABLES (to Maturity)

Class M-1	50%	75%	100%	125%	150%
WAL	11.60	8.06	6.07	5.10	4.94
Principal Window Begin	67	46	38	44	51
Principal Window End	240	172	131	103	84

Class M-2	50%	75%	100%	125%	150%
WAL	11.49	7.98	6.00	4.98	4.63
Principal Window Begin	67	46	38	42	47
Principal Window End	229	163	124	98	80

Class M-3	50%	75%	100%	125%	150%
WAL	11.38	7.89	5.93	4.89	4.46
Principal Window Begin	67	46	37	41	45
Principal Window End	219	155	117	92	75

Class M-4	50%	75%	100%	125%	150%
WAL	11.27	7.81	5.86	4.81	4.33
Principal Window Begin	67	46	37	41	44
Principal Window End	211	149	113	89	72

Class M-5	50%	75%	100%	125%	150%
WAL	11.13	7.70	5.78	4.72	4.22
Principal Window Begin	67	46	37	40	43
Principal Window End	203	143	108	85	69

Class M-6	50%	75%	100%	125%	150%
WAL	10.95	7.57	5.67	4.63	4.10
Principal Window Begin	67	46	37	39	41
Principal Window End	193	136	102	80	66

Class M-7	50%	75%	100%	125%	150%
WAL	10.71	7.39	5.53	4.51	3.97
Principal Window Begin	67	46	37	39	40
Principal Window End	183	128	96	76	62

WEIGHTED AVERAGE LIFE TABLES (to Maturity)

Class M-8	50%	75%	100%	125%	150%
WAL	10.44	7.19	5.38	4.38	3.84
Principal Window Begin	67	46	37	38	40
Principal Window End	170	119	89	70	57

Class M-9	50%	75%	100%	125%	150%
WAL	9.97	6.84	5.12	4.16	3.64
Principal Window Begin	67	46	37	38	39
Principal Window End	160	112	83	66	54

BREAK-EVEN ANALYSIS

Class	M-1	M-2	M-3	M-4	M-5
Rating (S/M)	AA+/Aa1	AA/Aa2	AA-/Aa3	A+/A1	A/A2

Loss Severity	30%	30%	30%	30%	30%
Default (% CDR)	44.98%	34.98%	30.09%	26.08%	22.46%
Collateral Loss	21.83%	19.54%	18.15%	16.84%	15.49%

Loss Severity	40%	40%	40%	40%	40%
Default (% CDR)	26.72%	21.92%	19.41%	17.24%	15.19%
Collateral Loss	22.75%	20.36%	18.93%	17.57%	16.17%

Loss Severity	50%	50%	50%	50%	50%
Default (% CDR)	18.97%	15.95%	14.31%	12.88%	11.48%
Collateral Loss	23.33%	20.88%	19.41%	18.04%	16.61%

Class	M-6	M-7	M-8	M-9
Rating (S/M/F)	A-/A3	BBB+/Baa1	BBB/Baa2	BBB-/Baa3

Loss Severity	30%	30%	30%	30%
Default (% CDR)	19.65%	16.95%	15.50%	13.16%
Collateral Loss	14.30%	13.03%	12.29%	10.99%

Loss Severity	40%	40%	40%	40%
Default (% CDR)	13.54%	11.89%	10.99%	9.51%
Collateral Loss	14.95%	13.63%	12.87%	11.54%

Loss Severity	50%	50%	50%	50%
Default (% CDR)	10.33%	9.16%	8.51%	7.45%
Collateral Loss	15.36%	14.02%	13.24%	11.91%

Assumptions:
1) Run at the Pricing Speed to Maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR that creates the first dollar of principal loss on the related bond
6) Defaults are in addition to prepayments
7) P&I Advanced

DESCRIPTION OF THE COLLATERAL

EXPECTED TOTAL MORTGAGE LOANS
As of the Cut-off Date*

		Minimum	Maximum
Scheduled Principal Balance	$566,606,573	$39,692	$1,170,000
Average Scheduled Principal Balance	$181,955
Number of Mortgage Loans	3,114

Weighted Average Gross Coupon	9.837%	6.390%	14.490%
Non Zero Weighted Average FICO Score	620	406	871
Weighted Average Combined Original LTV	75.03%	7.27%	100.00%

Weighted Average Original Term	343 months	60 months	360 months
Weighted Average Stated Remaining Term	341 months	57 months	360 months
Weighted Average Seasoning	2 months	0 months	27 months

ARM Loans Only:
Weighted Average Gross Margin	5.652%	3.440%	7.240%
Weighted Average Minimum Interest Rate	9.702%	7.540%	11.490%
Weighted Average Maximum Interest Rate	16.702%	14.540%	18.490%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	33 months	3 months	34 months

Maturity Date		8/1/2012	12/1/2037
Maximum Zip Code Concentration	1.33% (11236)

ARM	1.52%	Cash Out Refinance	55.77%
Fixed Rate	98.48%	Debt Consolidation	34.36%
		Rate/Term Refinance	7.42%
2/28 ARMs	0.02%	Purchase	2.45%
3/27 ARMs	1.51%
Fixed Rate	55.37%	Single Family	77.29%
Stepped Fixed Rate	43.11%	Two-to-Four Family	17.75%
		Condominium	3.59%
Not Interest Only	100.00%	Mixed Use	0.70%
		Five-to-Eight Family	0.67%
No Prepay Penalty	32.03%
Prepay Penalty: 12 months	28.85%	Primary	93.82%
Prepay Penalty: 18 months	0.06%	Non-owner	6.18%
Prepay Penalty: 24 months	0.76%
Prepay Penalty: 30 months	1.34%	Top 5 States:
Prepay Penalty: 36 months	36.96%	New York	23.56%
		Florida	13.47%
First Lien	98.12%	New Jersey	7.37%
Second Lien	1.88%	Pennsylvania	6.20%
		Illinois	5.94%
Full Income Verification	71.21%
Limited Income Verification	5.96%
Stated Income Verification	2.08%
No Income Verification	20.75%

* The Stated Remaining Term and  Seasoning are calculated as of the later of (i) the Cut-off Date or (ii) the first payment due date of  such mortgage loan.

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Debt-to-Income Ratios (%)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
N/A	3	514,771.13	0.09	9.144	349	58.68	615
0.01 - 20.00	96	16,053,107.81	2.83	9.677	340	72.06	636
20.01 - 25.00	139	17,517,939.89	3.09	9.923	329	70.19	626
25.01 - 30.00	233	35,202,204.64	6.21	9.996	330	73.81	622
30.01 - 35.00	284	46,434,425.19	8.20	9.820	336	72.79	622
35.01 - 40.00	384	65,602,834.97	11.58	9.906	335	74.93	626
40.01 - 45.00	491	88,041,473.35	15.54	9.860	336	75.72	623
45.01 - 50.00	769	147,068,988.99	25.96	9.894	344	78.62	626
50.01 - 55.00	715	150,170,826.55	26.50	9.716	348	73.05	608
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Original Principal Balances ($)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0.01 - 50,000.00	92	4,484,387.56	0.79	10.853	308	59.02	627
50,000.01 - 100,000.00	817	62,327,769.14	11.00	10.641	320	67.80	610
100,000.01 - 150,000.00	803	100,347,372.88	17.71	10.300	329	73.12	612
150,000.01 - 200,000.00	476	82,750,901.80	14.60	9.995	339	73.87	614
200,000.01 - 250,000.00	272	61,024,045.62	10.77	9.915	342	75.03	618
250,000.01 - 300,000.00	151	41,176,673.48	7.27	9.812	347	77.48	621
300,000.01 - 350,000.00	147	47,600,693.33	8.40	9.418	345	74.39	621
350,000.01 - 400,000.00	122	45,750,004.38	8.07	9.178	351	74.92	632
400,000.01 - 450,000.00	74	31,467,946.04	5.55	9.385	353	77.91	622
450,000.01 - 500,000.00	56	26,528,643.73	4.68	9.045	356	80.88	632
500,000.01 - 550,000.00	43	22,500,334.05	3.97	9.204	354	84.13	637
550,000.01 - 600,000.00	21	12,176,543.62	2.15	9.576	353	82.64	638
600,000.01 - 650,000.00	14	8,818,028.91	1.56	9.375	357	85.90	631
650,000.01 - 700,000.00	14	9,584,670.59	1.69	9.255	358	81.99	651
700,000.01 - 750,000.00	4	2,887,276.81	0.51	8.722	357	84.30	619
750,000.01 - 800,000.00	2	1,562,949.46	0.28	9.644	358	88.59	635
800,000.01 - 850,000.00	3	2,438,954.00	0.43	9.761	346	79.33	678
950,000.01 - 1,000,000.00	1	990,000.00	0.17	10.690	360	60.00	582
Greater than or Equal to 1,000,000.01	2	2,189,377.12	0.39	8.725	359	71.98	657
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Current Principal Balances ($)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0.01 - 50,000.00	97	4,733,511.05	0.84	10.790	304	59.74	627
50,000.01 - 100,000.00	813	62,178,640.07	10.97	10.648	320	67.81	610
100,000.01 - 150,000.00	803	100,397,100.62	17.72	10.297	329	73.15	613
150,000.01 - 200,000.00	475	82,601,179.64	14.58	9.996	340	73.82	614
200,000.01 - 250,000.00	273	61,273,961.85	10.81	9.914	342	75.07	618
250,000.01 - 300,000.00	151	41,226,540.94	7.28	9.792	347	77.29	620
300,000.01 - 350,000.00	146	47,300,909.64	8.35	9.432	345	74.49	621
350,000.01 - 400,000.00	122	45,750,004.38	8.07	9.178	351	74.92	632
400,000.01 - 450,000.00	74	31,467,946.04	5.55	9.385	353	77.91	622
450,000.01 - 500,000.00	56	26,528,643.73	4.68	9.045	356	80.88	632
500,000.01 - 550,000.00	43	22,500,334.05	3.97	9.204	354	84.13	637
550,000.01 - 600,000.00	21	12,176,543.62	2.15	9.576	353	82.64	638
600,000.01 - 650,000.00	14	8,818,028.91	1.56	9.375	357	85.90	631
650,000.01 - 700,000.00	14	9,584,670.59	1.69	9.255	358	81.99	651
700,000.01 - 750,000.00	4	2,887,276.81	0.51	8.722	357	84.30	619
750,000.01 - 800,000.00	2	1,562,949.46	0.28	9.644	358	88.59	635
800,000.01 - 850,000.00	3	2,438,954.00	0.43	9.761	346	79.33	678
950,000.01 - 1,000,000.00	1	990,000.00	0.17	10.690	360	60.00	582
Greater than or equal to 1,000,000.01	2	2,189,377.12	0.39	8.725	359	71.98	657
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Current Loan Rates (%)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
6.000 - 6.499	14	3,419,662.18	0.60	6.420	342	68.87	701
6.500 - 6.999	53	15,779,756.71	2.78	6.873	346	70.06	673
7.000 - 7.499	70	16,262,891.41	2.87	7.303	324	66.98	679
7.500 - 7.999	179	41,038,753.20	7.24	7.834	328	73.83	670
8.000 - 8.499	150	30,390,997.17	5.36	8.291	341	73.01	651
8.500 - 8.999	277	63,500,951.22	11.21	8.809	329	76.75	650
9.000 - 9.499	268	58,551,379.37	10.33	9.319	342	78.60	639
9.500 - 9.999	462	90,652,716.47	16.00	9.812	344	76.57	624
10.000 - 10.499	304	55,555,187.46	9.80	10.284	344	75.76	596
10.500 - 10.999	403	70,286,544.98	12.40	10.763	345	73.49	591
11.000 - 11.499	294	42,590,430.92	7.52	11.272	346	73.36	581
11.500 - 11.999	312	40,860,680.23	7.21	11.768	345	74.21	576
12.000 - 12.499	233	27,590,693.03	4.87	12.264	347	76.76	578
12.500 - 12.999	73	8,628,014.60	1.52	12.691	341	73.87	581
13.000 - 13.499	11	834,263.18	0.15	13.276	343	85.99	661
13.500 - 13.999	9	565,211.85	0.10	13.692	347	86.13	637
14.000 - 14.499	2	98,438.54	0.02	14.388	285	74.31	619
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Original Term to Stated Maturity (Months)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
1 - 60	4	366,681.24	0.06	9.310	58	71.37	733
61 - 120	44	4,364,610.51	0.77	9.208	109	64.91	704
121 - 180	211	25,098,360.67	4.43	9.445	165	75.77	660
181 - 240	100	13,602,432.90	2.40	9.721	229	72.69	644
241 - 300	119	18,066,889.36	3.19	9.548	277	75.70	650
301 - 360	2,636	505,107,597.84	89.15	9.876	357	75.12	616
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Remaining Term to Stated Maturity (Months)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
1 - 60	4	366,681.24	0.06	9.310	58	71.37	733
61 - 120	44	4,364,610.51	0.77	9.208	109	64.91	704
121 - 180	211	25,098,360.67	4.43	9.445	165	75.77	660
181 - 240	100	13,602,432.90	2.40	9.721	229	72.69	644
241 - 300	119	18,066,889.36	3.19	9.548	277	75.70	650
301 - 360	2,636	505,107,597.84	89.15	9.876	357	75.12	616
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Months Since Origination	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0	594	109,439,258.60	19.31	10.020	339	74.27	634
1	318	51,970,459.99	9.17	10.501	333	72.38	628
2	1,163	196,979,157.41	34.76	9.938	337	73.68	621
3	996	200,227,419.07	35.34	9.542	347	77.65	610
4	38	7,250,020.15	1.28	7.751	350	69.38	645
5	2	303,486.50	0.05	9.670	355	74.20	532
6	2	343,660.46	0.06	9.934	354	75.81	482
27	1	93,110.34	0.02	9.490	333	80.00	500
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
Range of Gross Margins (%)	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
(ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
3.000 - 3.499	1	119,822.74	1.39	7.540	357	80.00	691
3.500 - 3.999	1	296,691.86	3.44	7.990	356	85.00	707
4.000 - 4.499	3	464,781.23	5.39	8.268	357	71.39	623
4.500 - 4.999	4	1,159,154.63	13.44	8.989	357	77.82	585
5.000 - 5.499	8	1,485,466.15	17.22	9.373	357	67.56	622
5.500 - 5.999	13	2,433,807.49	28.21	9.969	357	77.96	602
6.000 - 6.499	4	985,142.84	11.42	10.309	357	78.35	557
6.500 - 6.999	9	1,401,061.62	16.24	10.453	356	65.03	557
7.000 - 7.499	3	281,743.10	3.27	11.281	356	72.45	543
Total:	46	8,627,671.66	100.00	9.702	357	73.83	595

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
Range of Minimum Interest Rates (%)	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
(ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
7.500 - 7.999	2	416,514.60	4.83	7.861	356	83.56	702
8.000 - 8.499	2	328,945.23	3.81	8.156	357	78.40	643
8.500 - 8.999	4	1,040,685.05	12.06	8.807	357	78.37	598
9.000 - 9.499	8	1,751,304.81	20.30	9.256	356	68.37	603
9.500 - 9.999	10	1,793,770.03	20.79	9.844	357	77.26	612
10.000 - 10.499	8	1,729,095.40	20.04	10.165	357	78.22	576
10.500 - 10.999	7	1,060,335.07	12.29	10.772	357	62.21	543
11.000 - 11.499	5	507,021.47	5.88	11.272	357	69.62	546
Total:	46	8,627,671.66	100.00	9.702	357	73.83	595

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
Range of Maximum Interest Rates (%)	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
(ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
14.500 - 14.999	2	416,514.60	4.83	7.861	356	83.56	702
15.000 - 15.499	2	328,945.23	3.81	8.156	357	78.40	643
15.500 - 15.999	4	1,040,685.05	12.06	8.807	357	78.37	598
16.000 - 16.499	8	1,751,304.81	20.30	9.256	356	68.37	603
16.500 - 16.999	10	1,793,770.03	20.79	9.844	357	77.26	612
17.000 - 17.499	8	1,729,095.40	20.04	10.165	357	78.22	576
17.500 - 17.999	7	1,060,335.07	12.29	10.772	357	62.21	543
18.000 - 18.499	5	507,021.47	5.88	11.272	357	69.62	546
Total:	46	8,627,671.66	100.00	9.702	357	73.83	595

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Original Combined Loan-To-Value (%)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0.01 - 49.99	279	31,917,442.64	5.63	9.617	323	38.37	623
50.00 - 54.99	138	20,100,181.94	3.55	9.513	337	52.32	616
55.00 - 59.99	148	25,177,287.00	4.44	9.621	341	57.40	597
60.00 - 64.99	220	36,895,174.58	6.51	9.744	339	61.99	601
65.00 - 69.99	297	48,799,992.53	8.61	9.816	346	66.85	599
70.00 - 74.99	332	59,498,619.33	10.50	9.955	344	71.30	603
75.00 - 79.99	426	81,119,926.59	14.32	9.892	346	76.17	608
80.00 - 84.99	557	107,445,575.63	18.96	9.849	343	80.55	620
85.00 - 89.99	236	51,163,915.48	9.03	9.730	344	85.91	640
90.00 - 94.99	261	56,821,254.75	10.03	9.990	341	90.42	643
95.00 - 99.99	122	28,369,854.89	5.01	9.989	333	95.20	653
100.00 - 100.00	98	19,297,347.16	3.41	10.013	316	100.00	678
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Occupancy Type	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Primary	2,918	531,562,967.92	93.82	9.822	340	75.24	619
Non-owner	196	35,043,604.60	6.18	10.071	350	71.72	647
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Property Type	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Single Family	2,608	437,916,896.07	77.29	9.958	337	75.11	618
Two-to-Four Family	358	100,584,827.19	17.75	9.242	353	75.11	627
Condominium	115	20,334,611.21	3.59	9.764	346	76.30	627
Mixed Use	18	3,979,170.12	0.70	10.585	358	65.29	654
Five-to-Eight Family	15	3,791,067.93	0.67	11.342	344	66.16	654
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Loan Purpose	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Cash Out Refinance	1,844	315,973,309.62	55.77	9.845	344	71.64	616
Debt Consolidation	957	194,709,749.29	34.36	9.776	334	79.18	626
Rate/Term Refinance	243	42,049,154.89	7.42	9.954	345	79.51	618
Purchase	70	13,874,358.72	2.45	10.183	358	80.32	634
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Documentation Program	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Full Income Verification	2,372	403,484,266.09	71.21	9.857	338	74.81	617
No Income Verification	495	117,582,893.29	20.75	9.847	347	76.35	633
Limited Income Verification	190	33,763,571.07	5.96	9.761	348	73.34	612
Stated Income	57	11,775,842.07	2.08	9.302	348	74.10	637
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Loan Type	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
2/28 ARM	1	93,110.34	0.02	9.490	333	80.00	500
3/27 ARM	45	8,534,561.32	1.51	9.704	357	73.76	596
Fixed Rate	3,068	557,978,900.86	98.48	9.840	340	75.04	621
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
States	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
New York	488	133,518,048.21	23.56	9.043	346	73.94	635
Florida	432	76,318,285.43	13.47	9.899	343	74.94	616
New Jersey	184	41,765,580.85	7.37	10.309	349	72.22	608
Pennsylvania	270	35,118,167.67	6.20	10.291	339	75.93	605
Illinois	188	33,653,836.58	5.94	9.728	343	76.30	614
Maryland	155	26,716,568.68	4.72	9.924	342	71.47	608
North Carolina	160	23,409,428.03	4.13	10.696	328	78.75	618
California	85	23,107,408.81	4.08	9.456	343	73.29	618
Virginia	143	21,557,193.98	3.80	10.041	328	74.60	622
Massachusetts	91	18,688,566.70	3.30	10.025	342	75.14	627
Georgia	122	15,254,489.82	2.69	10.573	318	79.73	628
Arizona	61	11,451,401.24	2.02	9.412	336	79.13	627
Connecticut	51	10,172,316.74	1.80	10.252	356	74.85	604
Wisconsin	79	9,097,651.72	1.61	10.431	315	79.05	625
South Carolina	57	8,448,284.50	1.49	10.849	329	77.44	624
Washington	48	8,309,243.98	1.47	9.701	324	78.51	652
Texas	56	7,526,454.13	1.33	10.279	343	74.87	584
Missouri	52	5,952,325.50	1.05	10.563	333	81.63	620
Delaware	42	5,847,990.89	1.03	10.265	343	71.68	603
Louisiana	41	4,552,596.77	0.80	10.681	354	70.94	594
Nevada	19	4,246,010.63	0.75	8.947	291	78.57	665
Oregon	20	4,093,107.23	0.72	9.711	356	76.98	611
Ohio	34	3,980,192.45	0.70	10.178	352	76.00	611
Rhode Island	14	3,821,944.33	0.67	10.069	357	78.25	608
Colorado	18	3,762,137.53	0.66	9.852	335	77.45	625
New Hampshire	21	3,077,468.64	0.54	9.730	339	75.62	629
Vermont	18	3,006,353.21	0.53	9.680	320	72.70	659
New Mexico	18	2,686,851.77	0.47	9.490	309	73.91	658
Minnesota	22	2,656,926.99	0.47	10.333	340	71.15	621
Alabama	17	2,394,413.63	0.42	11.012	350	74.47	604
Maine	19	2,171,585.13	0.38	10.473	359	70.65	596
Wyoming	15	1,990,514.55	0.35	9.689	337	79.40	649
Michigan	19	1,854,825.66	0.33	11.097	358	78.02	588
Tennessee	17	1,791,040.26	0.32	11.644	341	82.35	572
Indiana	15	1,348,789.78	0.24	10.845	325	75.60	578
District of Columbia	3	1,283,725.41	0.23	10.071	358	73.76	617
Oklahoma	8	901,404.73	0.16	10.673	331	75.49	610
Kentucky	9	842,618.40	0.15	11.186	358	75.15	569
Kansas	1	107,707.83	0.02	8.740	178	80.00	656
Arkansas	1	67,550.00	0.01	12.290	359	70.00	660
Nebraska	1	55,564.13	0.01	9.840	177	80.00	613
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Original Prepayment Penalty Term (Months)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
None	1,081	181,457,624.90	32.03	10.286	339	74.61	613
12	630	163,449,114.21	28.85	9.304	348	74.57	630
18	2	357,446.99	0.06	9.659	297	61.37	642
24	27	4,331,863.30	0.76	9.890	342	75.95	617
30	39	7,586,889.16	1.34	10.741	334	79.99	636
36	1,335	209,423,633.96	36.96	9.832	337	75.56	619
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Credit Scores	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
N/A	14	1,374,254.70	0.24	10.743	347	61.89	N/A
400-424	1	87,429.25	0.02	10.440	357	70.00	406
425-449	1	109,902.05	0.02	9.990	357	57.89	445
450-474	8	1,006,685.48	0.18	10.674	333	57.98	466
475-499	38	4,571,399.50	0.81	10.939	356	60.88	488
500-524	205	30,146,137.48	5.32	10.894	351	66.07	512
525-549	254	39,354,234.23	6.95	10.951	351	70.22	536
550-574	387	65,393,890.38	11.54	10.728	349	70.93	560
575-599	398	73,280,258.02	12.93	10.264	349	73.49	587
600-624	428	75,098,238.81	13.25	9.858	345	73.97	613
625-649	485	100,946,050.23	17.82	9.581	342	79.01	637
650-674	379	75,725,185.59	13.36	9.343	334	79.93	660
675-699	214	44,616,219.72	7.87	8.878	323	79.46	686
Greater than 700	302	54,896,687.08	9.69	8.603	318	75.95	742
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Lien Status	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
First Lien	2,985	555,945,250.76	98.12	9.804	341	75.01	620
Second Lien	129	10,661,321.76	1.88	11.574	308	75.99	648
Total:	3,114	566,606,572.52	100.00	9.837	341	75.03	620

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Initial Periodic Cap (%) (ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
3.000	46	8,627,671.66	100.00	9.702	357	73.83	595
Total:	46	8,627,671.66	100.00	9.702	357	73.83	595

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Subsequent Periodic Cap (%) (ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
1.000	46	8,627,671.66	100.00	9.702	357	73.83	595
Total:	46	8,627,671.66	100.00	9.702	357	73.83	595

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Next Rate Adjustment Date (ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
2/1/2008	1	93,110.34	1.08	9.490	333	80.00	500
6/1/2010	1	94,867.48	1.10	11.165	355	61.45	528
7/1/2010	2	445,719.40	5.17	8.492	356	81.66	675
8/1/2010	41	7,853,776.79	91.03	9.736	357	73.44	594
9/1/2010	1	140,197.65	1.62	10.790	358	75.00	503
Total:	46	8,627,671.66	100.00	9.702	357	73.83	595

DESCRIPTION OF THE GROUP I COLLATERAL

EXPECTED GROUP I MORTGAGE LOANS
As of the Cut-off Date*

		Minimum	Maximum
Scheduled Principal Balance	$324,952,806	$39,692	$773,201
Average Scheduled Principal Balance	$167,157
Number of Mortgage Loans	1,944

Weighted Average Gross Coupon	9.755%	6.390%	14.290%
Non Zero Weighted Average FICO Score	615	445	871
Weighted Average Combined Original LTV	74.03%	7.27%	100.00%

Weighted Average Original Term	341 months	60 months	360 months
Weighted Average Stated Remaining Term	339 months	57 months	360 months
Weighted Average Seasoning	2 months	0 months	4 months

ARM Loans Only:
Weighted Average Gross Margin	5.581%	3.440%	7.240%
Weighted Average Minimum Interest Rate	9.716%	7.540%	11.490%
Weighted Average Maximum Interest Rate	16.716%	14.540%	18.490%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	33 months	32 months	34 months

Maturity Date		8/1/2012	11/1/2037
Maximum Zip Code Concentration	1.53% (11236)

ARM	1.99%	Cash Out Refinance	57.17%
Fixed Rate	98.01%	Debt Consolidation	32.54%
		Rate/Term Refinance	8.38%
		Purchase	1.91%
3/27 ARMs	1.99%
Fixed Rate	52.31%	Single Family	77.46%
Stepped Fixed Rate	45.70%	Two-to-Four Family	19.18%
		Condominium	3.37%
Not Interest Only	100.00%

No Prepay Penalty	33.47%
Prepay Penalty: 12 months	26.96%	Primary	93.13%
Prepay Penalty: 18 months	0.11%	Non-owner	6.87%
Prepay Penalty: 24 months	0.83%
Prepay Penalty: 30 months	1.18%	Top 5 States:
Prepay Penalty: 36 months	37.45%	New York	22.49%
		Florida	13.41%
First Lien	98.91%	New Jersey	7.23%
Second Lien	1.09%	Illinois	6.99%
		Pennsylvania	5.86%
Full Income Verification	70.74%
Limited Income Verification	7.91%
Stated Income Verification	3.07%
No Income Verification	18.28%
* The Stated Remaining Term and  Seasoning are calculated as of the later of (i) the Cut-off Date or (ii) the first payment due date of  such mortgage loan.

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Debt-to-Income Ratios (%)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0.01 - 20.00	51	6,896,813.45	2.12	9.532	333	67.61	632
20.01 - 25.00	91	10,787,443.44	3.32	9.786	325	70.36	626
25.01 - 30.00	151	20,524,816.91	6.32	10.032	325	73.02	617
30.01 - 35.00	177	26,595,083.63	8.18	9.602	333	72.78	620
35.01 - 40.00	226	38,842,733.93	11.95	9.786	335	75.62	622
40.01 - 45.00	307	51,758,576.45	15.93	9.794	335	74.85	613
45.01 - 50.00	471	80,517,882.62	24.78	9.785	340	77.37	622
50.01 - 55.00	470	89,029,455.14	27.40	9.688	347	71.40	603
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Original Principal Balances ($)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0.01 - 50,000.00	57	2,762,972.43	0.85	10.947	310	58.58	608
50,000.01 - 100,000.00	517	39,745,121.40	12.23	10.497	316	67.81	611
100,000.01 - 150,000.00	520	64,931,864.90	19.98	10.166	331	72.16	608
150,000.01 - 200,000.00	320	55,601,091.82	17.11	9.841	336	74.30	610
200,000.01 - 250,000.00	190	42,906,197.89	13.20	9.881	345	74.31	610
250,000.01 - 300,000.00	99	27,090,988.87	8.34	9.453	344	77.76	626
300,000.01 - 350,000.00	97	31,454,841.79	9.68	9.348	346	75.57	616
350,000.01 - 400,000.00	83	31,119,977.39	9.58	9.100	351	74.44	624
400,000.01 - 450,000.00	28	11,600,422.53	3.57	8.981	354	76.94	622
450,000.01 - 500,000.00	11	5,163,245.63	1.59	8.570	358	84.14	639
500,000.01 - 550,000.00	13	6,783,062.63	2.09	8.631	357	84.49	668
550,000.01 - 600,000.00	3	1,752,372.50	0.54	8.934	358	83.58	626
600,000.01 - 650,000.00	3	1,868,273.82	0.57	9.073	357	87.02	646
650,000.01 - 700,000.00	1	674,726.45	0.21	9.190	357	88.82	594
700,000.01 - 750,000.00	1	724,444.42	0.22	6.990	357	76.32	621
750,000.01 - 800,000.00	1	773,201.10	0.24	9.290	357	90.00	630
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Current Principal Balances ($)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0.01 - 50,000.00	61	2,962,125.05	0.91	10.825	304	59.63	612
50,000.01 - 100,000.00	513	39,545,968.78	12.17	10.503	317	67.78	611
100,000.01 - 150,000.00	521	65,081,587.06	20.03	10.164	331	72.23	608
150,000.01 - 200,000.00	319	55,451,369.66	17.06	9.843	337	74.23	610
200,000.01 - 250,000.00	191	43,156,114.12	13.28	9.881	345	74.37	610
250,000.01 - 300,000.00	99	27,140,856.33	8.35	9.424	345	77.48	625
300,000.01 - 350,000.00	96	31,155,058.10	9.59	9.369	346	75.73	616
350,000.01 - 400,000.00	83	31,119,977.39	9.58	9.100	351	74.44	624
400,000.01 - 450,000.00	28	11,600,422.53	3.57	8.981	354	76.94	622
450,000.01 - 500,000.00	11	5,163,245.63	1.59	8.570	358	84.14	639
500,000.01 - 550,000.00	13	6,783,062.63	2.09	8.631	357	84.49	668
550,000.01 - 600,000.00	3	1,752,372.50	0.54	8.934	358	83.58	626
600,000.01 - 650,000.00	3	1,868,273.82	0.57	9.073	357	87.02	646
650,000.01 - 700,000.00	1	674,726.45	0.21	9.190	357	88.82	594
700,000.01 - 750,000.00	1	724,444.42	0.22	6.990	357	76.32	621
750,000.01 - 800,000.00	1	773,201.10	0.24	9.290	357	90.00	630
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Current Loan Rates (%)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
6.000 - 6.499	13	2,979,855.39	0.92	6.410	340	68.39	700
6.500 - 6.999	44	12,271,630.88	3.78	6.847	342	67.35	670
7.000 - 7.499	45	9,227,425.33	2.84	7.262	320	67.17	675
7.500 - 7.999	130	26,647,975.16	8.20	7.840	326	71.72	667
8.000 - 8.499	106	18,610,187.96	5.73	8.275	338	69.70	648
8.500 - 8.999	184	36,008,617.94	11.08	8.809	326	75.56	650
9.000 - 9.499	159	29,206,444.86	8.99	9.305	340	78.85	631
9.500 - 9.999	298	52,250,334.92	16.08	9.815	345	77.67	620
10.000 - 10.499	182	31,234,935.06	9.61	10.283	341	74.32	583
10.500 - 10.999	248	40,698,293.49	12.52	10.763	343	73.66	585
11.000 - 11.499	176	24,054,922.84	7.40	11.269	345	72.29	569
11.500 - 11.999	164	20,930,060.99	6.44	11.764	341	73.39	564
12.000 - 12.499	140	14,828,662.22	4.56	12.286	341	73.46	563
12.500 - 12.999	46	5,458,257.74	1.68	12.650	347	71.41	566
13.000 - 13.499	4	267,757.47	0.08	13.254	345	81.69	649
13.500 - 13.999	4	227,480.22	0.07	13.686	331	78.79	620
14.000 - 14.499	1	49,963.10	0.02	14.290	238	64.95	608
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Original Term to Stated Maturity (Months)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
1 - 60	3	316,681.24	0.10	9.257	58	74.64	723
61 - 120	25	2,127,242.46	0.65	9.211	107	67.32	697
121 - 180	132	15,680,049.61	4.83	9.308	165	75.13	656
181 - 240	71	8,635,889.70	2.66	9.761	226	73.02	637
241 - 300	88	12,841,512.32	3.95	9.531	277	75.93	646
301 - 360	1,625	285,351,430.24	87.81	9.794	356	73.97	610
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Remaining Term to Stated Maturity (Months)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
1 - 60	3	316,681.24	0.10	9.257	58	74.64	723
61 - 120	25	2,127,242.46	0.65	9.211	107	67.32	697
121 - 180	132	15,680,049.61	4.83	9.308	165	75.13	656
181 - 240	71	8,635,889.70	2.66	9.761	226	73.02	637
241 - 300	88	12,841,512.32	3.95	9.531	277	75.93	646
301 - 360	1,625	285,351,430.24	87.81	9.794	356	73.97	610
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Months Since Origination	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0	6	997,560.00	0.31	9.906	350	81.07	676
1	180	27,974,484.59	8.61	10.386	319	71.87	636
2	943	148,516,695.32	45.70	9.881	335	72.47	620
3	782	141,013,979.63	43.40	9.589	346	76.29	605
4	33	6,450,086.03	1.98	7.737	351	68.89	648
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
Range of Gross Margins (%)	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
(ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
3.000 - 3.499	1	119,822.74	1.86	7.540	357	80.00	691
3.500 - 3.999	1	296,691.86	4.60	7.990	356	85.00	707
4.000 - 4.499	2	359,542.75	5.57	8.291	357	70.33	618
4.500 - 4.999	4	1,159,154.63	17.95	8.989	357	77.82	585
5.000 - 5.499	6	691,284.68	10.71	9.454	357	75.59	646
5.500 - 5.999	13	2,433,807.49	37.70	9.969	357	77.96	602
6.000 - 6.499	2	230,316.29	3.57	10.507	357	68.46	514
6.500 - 6.999	6	978,855.05	15.16	10.949	357	60.12	551
7.000 - 7.499	2	186,875.62	2.89	11.340	357	78.04	550
Total:	37	6,456,351.11	100.00	9.716	357	74.57	598

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
Range of Minimum Interest Rates (%)	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
(ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
7.500 - 7.999	2	416,514.60	6.45	7.861	356	83.56	702
8.000 - 8.499	1	223,706.75	3.46	8.140	357	80.00	645
8.500 - 8.999	3	812,260.79	12.58	8.853	357	77.91	589
9.000 - 9.499	5	864,013.00	13.38	9.190	357	74.28	615
9.500 - 9.999	10	1,793,770.03	27.78	9.844	357	77.26	612
10.000 - 10.499	6	974,268.85	15.09	10.100	357	75.79	580
10.500 - 10.999	6	959,663.10	14.86	10.786	357	61.92	547
11.000 - 11.499	4	412,153.99	6.38	11.296	357	71.50	550
Total:	37	6,456,351.11	100.00	9.716	357	74.57	598

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
Range of Maximum Interest Rates (%)	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
(ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
14.500 - 14.999	2	416,514.60	6.45	7.861	356	83.56	702
15.000 - 15.499	1	223,706.75	3.46	8.140	357	80.00	645
15.500 - 15.999	3	812,260.79	12.58	8.853	357	77.91	589
16.000 - 16.499	5	864,013.00	13.38	9.190	357	74.28	615
16.500 - 16.999	10	1,793,770.03	27.78	9.844	357	77.26	612
17.000 - 17.499	6	974,268.85	15.09	10.100	357	75.79	580
17.500 - 17.999	6	959,663.10	14.86	10.786	357	61.92	547
18.000 - 18.499	4	412,153.99	6.38	11.296	357	71.50	550
Total:	37	6,456,351.11	100.00	9.716	357	74.57	598

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Original Combined Loan-To-Value (%)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0.01 - 49.99	179	20,501,600.60	6.31	9.499	329	39.11	623
50.00 - 54.99	98	14,180,559.63	4.36	9.553	335	52.29	606
55.00 - 59.99	99	15,366,162.81	4.73	9.412	338	57.36	595
60.00 - 64.99	147	23,305,185.10	7.17	9.541	334	62.14	595
65.00 - 69.99	200	31,891,677.23	9.81	9.742	346	66.88	591
70.00 - 74.99	212	33,784,217.54	10.40	9.929	343	70.93	597
75.00 - 79.99	262	47,558,974.89	14.64	9.798	346	76.04	604
80.00 - 84.99	318	54,717,359.29	16.84	9.806	338	80.43	618
85.00 - 89.99	134	27,445,614.40	8.45	9.628	341	86.12	638
90.00 - 94.99	139	27,154,161.80	8.36	9.815	336	90.35	637
95.00 - 99.99	88	17,281,661.96	5.32	10.123	332	95.10	645
100.00 - 100.00	68	11,765,630.32	3.62	10.068	314	100.00	690
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Occupancy Type	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Primary	1,802	302,644,618.67	93.13	9.750	338	74.18	613
Non-owner	142	22,308,186.90	6.87	9.819	349	72.05	646
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Property Type	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Single Family	1,646	251,692,753.11	77.46	9.902	335	73.85	612
Two-to-Four Family	226	62,316,130.71	19.18	9.192	353	74.67	625
Condominium	72	10,943,921.75	3.37	9.597	344	74.61	628
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Loan Purpose	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Cash Out Refinance	1,139	185,780,857.55	57.17	9.698	342	71.32	613
Debt Consolidation	595	105,741,141.97	32.54	9.762	329	77.12	620
Rate/Term Refinance	173	27,229,729.88	8.38	10.007	347	79.34	613
Purchase	37	6,201,076.17	1.91	10.259	357	79.38	629
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Documentation Program	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Full Income Verification	1,442	229,861,295.03	70.74	9.724	336	73.66	612
No Income Verification	301	59,406,295.56	18.28	9.911	345	76.24	628
Limited Income Verification	150	25,706,357.12	7.91	9.847	347	72.07	605
Stated Income	51	9,978,857.86	3.07	9.318	347	74.53	636
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Loan Type	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
3/27 ARM	37	6,456,351.11	1.99	9.716	357	74.57	598
Fixed Rate	1,907	318,496,454.46	98.01	9.756	338	74.02	616
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
States	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
New York	303	73,079,614.73	22.49	8.926	344	72.21	629
Florida	260	43,592,332.06	13.41	9.850	340	74.83	611
New Jersey	116	23,489,475.64	7.23	10.166	350	72.13	602
Illinois	140	22,716,317.77	6.99	9.671	338	75.06	612
Pennsylvania	152	19,039,770.77	5.86	9.980	333	74.80	599
Maryland	101	16,390,491.67	5.04	9.899	341	70.42	605
North Carolina	102	14,291,426.53	4.40	10.838	325	80.07	612
Massachusetts	57	11,101,515.08	3.42	9.817	340	73.42	626
Virginia	79	10,038,606.12	3.09	10.091	329	70.97	611
California	44	9,896,790.38	3.05	9.444	339	66.98	619
Georgia	83	9,414,131.38	2.90	10.423	321	76.72	627
Arizona	46	8,054,578.83	2.48	9.349	338	79.64	631
Wisconsin	55	6,727,924.03	2.07	10.415	319	79.34	614
Connecticut	32	6,699,668.64	2.06	10.176	356	73.65	592
Washington	35	5,502,054.70	1.69	9.514	319	76.46	642
Texas	34	4,230,063.93	1.30	10.117	345	75.04	583
Missouri	32	3,807,720.85	1.17	10.501	320	82.78	617
South Carolina	30	3,602,317.09	1.11	10.655	338	73.39	599
Oregon	15	3,172,079.56	0.98	9.438	354	77.03	600
Delaware	21	2,981,129.45	0.92	9.937	336	74.29	603
Ohio	28	2,780,106.47	0.86	10.100	350	74.77	603
Louisiana	20	2,450,105.74	0.75	10.569	350	70.03	598
Rhode Island	11	2,448,654.60	0.75	10.373	357	77.35	618
New Mexico	14	2,197,981.00	0.68	9.241	303	72.38	667
Nevada	11	2,176,509.69	0.67	8.633	290	77.61	663
Minnesota	16	1,898,883.83	0.58	10.032	338	67.86	610
New Hampshire	11	1,852,639.39	0.57	9.294	357	76.71	636
Colorado	10	1,660,329.60	0.51	10.401	343	81.44	609
Vermont	11	1,524,214.69	0.47	9.862	316	73.49	668
Alabama	12	1,374,543.99	0.42	10.958	344	76.32	589
Wyoming	10	1,332,494.55	0.41	9.692	344	82.67	641
Michigan	13	1,297,217.43	0.40	11.068	358	81.98	585
Maine	10	1,197,835.66	0.37	10.582	358	66.74	581
Indiana	10	825,549.78	0.25	10.874	325	73.96	563
Tennessee	9	819,614.52	0.25	11.337	322	80.76	575
District of Columbia	1	374,940.53	0.12	9.990	358	55.56	545
Kentucky	3	354,255.91	0.11	11.191	358	66.88	572
Oklahoma	4	328,097.02	0.10	11.608	320	74.07	572
Kansas	1	107,707.83	0.03	8.740	178	80.00	656
Arkansas	1	67,550.00	0.02	12.290	359	70.00	660
Nebraska	1	55,564.13	0.02	9.840	177	80.00	613
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Original Prepayment Penalty Term (Months)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
None	705	108,759,281.64	33.47	10.185	338	73.90	609
12	383	87,613,269.01	26.96	9.219	345	72.73	623
18	2	357,446.99	0.11	9.659	297	61.37	642
24	17	2,694,592.46	0.83	9.983	340	78.37	605
30	23	3,839,417.63	1.18	10.512	333	78.41	615
36	814	121,688,797.84	37.45	9.729	335	74.89	616
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Credit Scores	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
N/A	12	1,246,470.36	0.38	10.764	358	61.78	N/A
425-449	1	109,902.05	0.03	9.990	357	57.89	445
450-474	5	552,933.87	0.17	11.189	313	65.58	464
475-499	31	3,848,548.90	1.18	11.011	356	60.21	489
500-524	175	24,739,583.93	7.61	11.030	350	65.24	511
525-549	177	28,133,517.58	8.66	10.916	351	70.84	535
550-574	232	38,133,343.92	11.74	10.590	345	70.90	560
575-599	217	37,380,790.90	11.50	10.045	348	72.98	588
600-624	252	41,053,299.74	12.63	9.631	345	73.62	613
625-649	289	51,447,962.11	15.83	9.465	338	77.46	637
650-674	242	43,641,886.68	13.43	9.105	331	79.30	661
675-699	123	22,741,125.94	7.00	8.736	313	78.02	686
Greater than 700	188	31,923,439.59	9.82	8.433	319	75.92	739
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Lien Status	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
First Lien	1,886	321,401,062.63	98.91	9.732	339	74.04	615
Second Lien	58	3,551,742.94	1.09	11.876	301	73.25	639
Total:	1,944	324,952,805.57	100.00	9.755	339	74.03	615

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Initial Periodic Cap (%) (ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
3.000	37	6,456,351.11	100.00	9.716	357	74.57	598
Total:	37	6,456,351.11	100.00	9.716	357	74.57	598

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Subsequent Periodic Cap (%) (ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
1.000	37	6,456,351.11	100.00	9.716	357	74.57	598
Total:	37	6,456,351.11	100.00	9.716	357	74.57	598

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Next Rate Adjustment Date (ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
7/1/2010	2	445,719.40	6.90	8.492	356	81.66	675
8/1/2010	34	5,870,434.06	90.92	9.783	357	74.03	594
9/1/2010	1	140,197.65	2.17	10.790	358	75.00	503
Total:	37	6,456,351.11	100.00	9.716	357	74.57	598

DESCRIPTION OF THE GROUP II COLLATERAL

EXPECTED GROUP II MORTGAGE LOANS
As of the Cut-off Date*

		Minimum	Maximum
Scheduled Principal Balance	$241,653,767	$39,936	$1,170,000
Average Scheduled Principal Balance	$206,542
Number of Mortgage Loans	1,170

Weighted Average Gross Coupon	9.948%	6.490%	14.490%
Non Zero Weighted Average FICO Score	627	406	853
Weighted Average Combined Original LTV	76.36%	9.43%	100.00%

Weighted Average Original Term	345 months	60 months	360 months
Weighted Average Stated Remaining Term	343 months	60 months	360 months
Weighted Average Seasoning	1 month	0 months	27 months

ARM Loans Only:
Weighted Average Gross Margin	5.863%	4.090%	7.115%
Weighted Average Minimum Interest Rate	9.659%	8.190%	11.165%
Weighted Average Maximum Interest Rate	16.659%	15.190%	18.165%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	32 months	3 months	33 months

Maturity Date		11/1/2012	12/1/2037
Maximum Zip Code Concentration	1.07% (11221)

ARM	0.90%	Cash Out Refinance	53.88%
Fixed Rate	99.10%	Debt Consolidation	36.82%
		Rate/Term Refinance	6.13%
2/28 ARMs	0.04%	Purchase	3.18%
3/27 ARMs	0.86%
Fixed Rate	59.48%	Single Family	77.06%
Stepped Fixed Rate	39.63%	Two-to-Four Family	15.84%
		Condominium	3.89%
Not Interest Only	100.00%	Mixed Use	1.65%
		Five-to-Eight Family	1.57%
No Prepay Penalty	30.08%
Prepay Penalty: 12 months	31.38%	Primary	94.73%
Prepay Penalty: 24 months	0.68%	Non-owner	5.27%
Prepay Penalty: 30 months	1.55%
Prepay Penalty: 36 months	36.31%	Top 5 States:
		New York	25.01%
		Florida	13.54%
First Lien	97.06%	New Jersey	7.56%
Second Lien	2.94%	Pennsylvania	6.65%
		California	5.47%
Full Income Verification	71.85%
Limited Income Verification	3.33%
Stated Income Verification	0.74%
No Income Verification	24.07%

* The Stated Remaining Term and  Seasoning are calculated as of the later of (i) the Cut-off Date or (ii) the first payment due date of  such mortgage loan.

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Debt-to-Income Ratios (%)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
N/A	3	514,771.13	0.21	9.144	349	58.68	615
0.01 - 20.00	45	9,156,294.36	3.79	9.787	346	75.41	640
20.01 - 25.00	48	6,730,496.45	2.79	10.143	336	69.92	628
25.01 - 30.00	82	14,677,387.73	6.07	9.946	338	74.92	630
30.01 - 35.00	107	19,839,341.56	8.21	10.112	339	72.80	624
35.01 - 40.00	158	26,760,101.04	11.07	10.079	336	73.92	632
40.01 - 45.00	184	36,282,896.90	15.01	9.955	337	76.98	636
45.01 - 50.00	298	66,551,106.37	27.54	10.025	348	80.14	630
50.01 - 55.00	245	61,141,371.41	25.30	9.758	349	75.46	615
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Original Principal Balances ($)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0.01 - 50,000.00	35	1,721,415.13	0.71	10.703	304	59.72	657
50,000.01 - 100,000.00	300	22,582,647.74	9.35	10.896	326	67.79	608
100,000.01 - 150,000.00	283	35,415,507.98	14.66	10.547	326	74.87	621
150,000.01 - 200,000.00	156	27,149,809.98	11.24	10.309	346	72.97	620
200,000.01 - 250,000.00	82	18,117,847.73	7.50	9.995	336	76.74	636
250,000.01 - 300,000.00	52	14,085,684.61	5.83	10.502	352	76.93	612
300,000.01 - 350,000.00	50	16,145,851.54	6.68	9.556	343	72.10	630
350,000.01 - 400,000.00	39	14,630,026.99	6.05	9.344	349	75.93	648
400,000.01 - 450,000.00	46	19,867,523.51	8.22	9.621	353	78.47	623
450,000.01 - 500,000.00	45	21,365,398.10	8.84	9.159	355	80.09	631
500,000.01 - 550,000.00	30	15,717,271.42	6.50	9.451	353	83.98	623
550,000.01 - 600,000.00	18	10,424,171.12	4.31	9.684	352	82.48	640
600,000.01 - 650,000.00	11	6,949,755.09	2.88	9.456	357	85.59	627
650,000.01 - 700,000.00	13	8,909,944.14	3.69	9.260	358	81.48	656
700,000.01 - 750,000.00	3	2,162,832.39	0.90	9.302	357	86.98	618
750,000.01 - 800,000.00	1	789,748.36	0.33	9.990	358	87.20	639
800,000.01 - 850,000.00	3	2,438,954.00	1.01	9.761	346	79.33	678
950,000.01 - 1,000,000.00	1	990,000.00	0.41	10.690	360	60.00	582
Greater than or equal to 1,000,000.01	2	2,189,377.12	0.91	8.725	359	71.98	657
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Current Principal Balances ($)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0.01 - 50,000.00	36	1,771,386.00	0.73	10.734	305	59.91	653
50,000.01 - 100,000.00	300	22,632,671.29	9.37	10.901	326	67.87	608
100,000.01 - 150,000.00	282	35,315,513.56	14.61	10.541	325	74.84	621
150,000.01 - 200,000.00	156	27,149,809.98	11.24	10.309	346	72.97	620
200,000.01 - 250,000.00	82	18,117,847.73	7.50	9.995	336	76.74	636
250,000.01 - 300,000.00	52	14,085,684.61	5.83	10.502	352	76.93	612
300,000.01 - 350,000.00	50	16,145,851.54	6.68	9.556	343	72.10	630
350,000.01 - 400,000.00	39	14,630,026.99	6.05	9.344	349	75.93	648
400,000.01 - 450,000.00	46	19,867,523.51	8.22	9.621	353	78.47	623
450,000.01 - 500,000.00	45	21,365,398.10	8.84	9.159	355	80.09	631
500,000.01 - 550,000.00	30	15,717,271.42	6.50	9.451	353	83.98	623
550,000.01 - 600,000.00	18	10,424,171.12	4.31	9.684	352	82.48	640
600,000.01 - 650,000.00	11	6,949,755.09	2.88	9.456	357	85.59	627
650,000.01 - 700,000.00	13	8,909,944.14	3.69	9.260	358	81.48	656
700,000.01 - 750,000.00	3	2,162,832.39	0.90	9.302	357	86.98	618
750,000.01 - 800,000.00	1	789,748.36	0.33	9.990	358	87.20	639
800,000.01 - 850,000.00	3	2,438,954.00	1.01	9.761	346	79.33	678
950,000.01 - 1,000,000.00	1	990,000.00	0.41	10.690	360	60.00	582
Greater than or equal to 1,000,000.01	2	2,189,377.12	0.91	8.725	359	71.98	657
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Current Loan Rates (%)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
6.000 - 6.499	1	439,806.79	0.18	6.490	357	72.13	708
6.500 - 6.999	9	3,508,125.83	1.45	6.964	359	79.54	683
7.000 - 7.499	25	7,035,466.08	2.91	7.357	330	66.74	685
7.500 - 7.999	49	14,390,778.04	5.96	7.823	333	77.73	674
8.000 - 8.499	44	11,780,809.21	4.88	8.315	346	78.23	656
8.500 - 8.999	93	27,492,333.28	11.38	8.809	332	78.32	650
9.000 - 9.499	109	29,344,934.51	12.14	9.333	343	78.35	646
9.500 - 9.999	164	38,402,381.55	15.89	9.807	343	75.07	629
10.000 - 10.499	122	24,320,252.40	10.06	10.286	347	77.61	614
10.500 - 10.999	155	29,588,251.49	12.24	10.762	347	73.26	599
11.000 - 11.499	118	18,535,508.08	7.67	11.274	347	74.75	597
11.500 - 11.999	148	19,930,619.24	8.25	11.772	350	75.07	587
12.000 - 12.499	93	12,762,030.81	5.28	12.238	355	80.61	594
12.500 - 12.999	27	3,169,756.86	1.31	12.761	330	78.10	608
13.000 - 13.499	7	566,505.71	0.23	13.287	342	88.02	667
13.500 - 13.999	5	337,731.63	0.14	13.696	358	91.07	648
14.000 - 14.499	1	48,475.44	0.02	14.490	334	83.95	630
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Original Term to Stated Maturity (Months)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
1 - 60	1	50,000.00	0.02	9.640	60	50.71	792
61 - 120	19	2,237,368.05	0.93	9.205	112	62.62	710
121 - 180	79	9,418,311.06	3.90	9.674	166	76.84	666
181 - 240	29	4,966,543.20	2.06	9.653	235	72.11	657
241 - 300	31	5,225,377.04	2.16	9.591	279	75.14	658
301 - 360	1,011	219,756,167.60	90.94	9.982	357	76.61	623
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Remaining Term to Stated Maturity (Months)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
1 - 60	1	50,000.00	0.02	9.640	60	50.71	792
61 - 120	19	2,237,368.05	0.93	9.205	112	62.62	710
121 - 180	79	9,418,311.06	3.90	9.674	166	76.84	666
181 - 240	29	4,966,543.20	2.06	9.653	235	72.11	657
241 - 300	31	5,225,377.04	2.16	9.591	279	75.14	658
301 - 360	1,011	219,756,167.60	90.94	9.982	357	76.61	623
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Months Since Origination	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0	588	108,441,698.60	44.87	10.021	339	74.21	634
1	138	23,995,975.40	9.93	10.635	348	72.98	619
2	220	48,462,462.09	20.05	10.113	345	77.38	623
3	214	59,213,439.44	24.50	9.431	349	80.89	622
4	5	799,934.12	0.33	7.869	342	73.36	624
5	2	303,486.50	0.13	9.670	355	74.20	532
6	2	343,660.46	0.14	9.934	354	75.81	482
27	1	93,110.34	0.04	9.490	333	80.00	500
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
Range of Gross Margins (%)	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
(ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
4.000 - 4.499	1	105,238.48	4.85	8.190	357	75.00	640
5.000 - 5.499	2	794,181.47	36.58	9.302	357	60.57	604
6.000 - 6.499	2	754,826.55	34.76	10.249	357	81.36	571
6.500 - 6.999	3	422,206.57	19.44	9.304	352	76.42	573
7.000 - 7.499	1	94,867.48	4.37	11.165	355	61.45	528
Total:	9	2,171,320.55	100.00	9.659	356	71.62	585

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
Range of Minimum Interest Rates (%)	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
(ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
8.000 - 8.499	1	105,238.48	4.85	8.190	357	75.00	640
8.500 - 8.999	1	228,424.26	10.52	8.640	357	80.00	633
9.000 - 9.499	3	887,291.81	40.86	9.322	354	62.61	593
10.000 - 10.499	2	754,826.55	34.76	10.249	357	81.36	571
10.500 - 10.999	1	100,671.97	4.64	10.640	357	65.00	504
11.000 - 11.499	1	94,867.48	4.37	11.165	355	61.45	528
Total:	9	2,171,320.55	100.00	9.659	356	71.62	585

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
Range of Maximum Interest Rates (%)	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
(ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
15.000 - 15.499	1	105,238.48	4.85	8.190	357	75.00	640
15.500 - 15.999	1	228,424.26	10.52	8.640	357	80.00	633
16.000 - 16.499	3	887,291.81	40.86	9.322	354	62.61	593
17.000 - 17.499	2	754,826.55	34.76	10.249	357	81.36	571
17.500 - 17.999	1	100,671.97	4.64	10.640	357	65.00	504
18.000 - 18.499	1	94,867.48	4.37	11.165	355	61.45	528
Total:	9	2,171,320.55	100.00	9.659	356	71.62	585

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Original Combined Loan-To-Value (%)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0.01 - 49.99	100	11,415,842.04	4.72	9.829	311	37.05	624
50.00 - 54.99	40	5,919,622.31	2.45	9.417	342	52.40	640
55.00 - 59.99	49	9,811,124.19	4.06	9.947	347	57.45	599
60.00 - 64.99	73	13,589,989.48	5.62	10.094	346	61.73	612
65.00 - 69.99	97	16,908,315.30	7.00	9.955	346	66.79	613
70.00 - 74.99	120	25,714,401.79	10.64	9.990	345	71.78	612
75.00 - 79.99	164	33,560,951.70	13.89	10.024	346	76.36	615
80.00 - 84.99	239	52,728,216.34	21.82	9.893	348	80.66	622
85.00 - 89.99	102	23,718,301.08	9.81	9.849	348	85.68	642
90.00 - 94.99	122	29,667,092.95	12.28	10.150	345	90.48	649
95.00 - 99.99	34	11,088,192.93	4.59	9.781	334	95.35	666
100.00 - 100.00	30	7,531,716.84	3.12	9.927	319	100.00	659
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Occupancy Type	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Primary	1,116	228,918,349.25	94.73	9.917	343	76.65	626
Non-owner	54	12,735,417.70	5.27	10.511	351	71.14	650
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Property Type	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Single Family	962	186,224,142.96	77.06	10.034	341	76.82	625
Two-to-Four Family	132	38,268,696.48	15.84	9.324	352	75.83	631
Condominium	43	9,390,689.46	3.89	9.959	349	78.27	626
Mixed Use	18	3,979,170.12	1.65	10.585	358	65.29	654
Five-to-Eight Family	15	3,791,067.93	1.57	11.342	344	66.16	654
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Loan Purpose	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Cash Out Refinance	705	130,192,452.07	53.88	10.055	346	72.09	621
Debt Consolidation	362	88,968,607.32	36.82	9.792	340	81.63	634
Rate/Term Refinance	70	14,819,425.01	6.13	9.858	339	79.82	629
Purchase	33	7,673,282.55	3.18	10.121	358	81.09	637
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Documentation Program	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Full Income Verification	930	173,622,971.06	71.85	10.033	341	76.33	623
No Income Verification	194	58,176,597.73	24.07	9.782	349	76.47	637
Limited Income Verification	40	8,057,213.95	3.33	9.488	353	77.39	634
Stated Income	6	1,796,984.21	0.74	9.210	357	71.72	638
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Loan Type	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
2/28 ARM	1	93,110.34	0.04	9.490	333	80.00	500
3/27 ARM	8	2,078,210.21	0.86	9.667	357	71.24	589
Fixed Rate	1,161	239,482,446.40	99.10	9.951	343	76.41	627
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
States	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
New York	185	60,438,433.48	25.01	9.184	349	76.02	642
Florida	172	32,725,953.37	13.54	9.965	347	75.08	622
New Jersey	68	18,276,105.21	7.56	10.493	348	72.33	615
Pennsylvania	118	16,078,396.90	6.65	10.658	347	77.26	611
California	41	13,210,618.43	5.47	9.464	346	78.01	617
Virginia	64	11,518,587.86	4.77	9.997	327	77.77	632
Illinois	48	10,937,518.81	4.53	9.845	353	78.87	619
Maryland	54	10,326,077.01	4.27	9.963	345	73.14	613
North Carolina	58	9,118,001.50	3.77	10.473	332	76.67	629
Massachusetts	34	7,587,051.62	3.14	10.329	345	77.66	627
Georgia	39	5,840,358.44	2.42	10.816	312	84.59	630
South Carolina	27	4,845,967.41	2.01	10.992	322	80.45	643
Connecticut	19	3,472,648.10	1.44	10.398	355	77.16	628
Arizona	15	3,396,822.41	1.41	9.562	332	77.94	616
Texas	22	3,296,390.20	1.36	10.486	340	74.65	584
Delaware	21	2,866,861.44	1.19	10.607	350	68.96	604
Washington	13	2,807,189.28	1.16	10.065	332	82.52	673
Wisconsin	24	2,369,727.69	0.98	10.477	303	78.22	655
Missouri	20	2,144,604.65	0.89	10.672	356	79.60	625
Louisiana	21	2,102,491.03	0.87	10.812	358	72.01	590
Colorado	8	2,101,807.93	0.87	9.419	329	74.30	638
Nevada	8	2,069,500.94	0.86	9.277	292	79.58	667
Vermont	7	1,482,138.52	0.61	9.493	325	71.89	650
Rhode Island	3	1,373,289.73	0.57	9.528	357	79.87	592
New Hampshire	10	1,224,829.25	0.51	10.389	313	73.97	616
Ohio	6	1,200,085.98	0.50	10.359	357	78.87	630
Alabama	5	1,019,869.64	0.42	11.085	358	71.97	625
Maine	9	973,749.47	0.40	10.339	359	75.46	615
Tennessee	8	971,425.74	0.40	11.902	357	83.69	569
Oregon	5	921,027.67	0.38	10.651	360	76.82	649
District of Columbia	2	908,784.88	0.38	10.104	358	81.27	646
Minnesota	6	758,043.16	0.31	11.088	345	79.39	648
Wyoming	5	658,020.00	0.27	9.684	322	72.78	665
Oklahoma	4	573,307.71	0.24	10.137	338	76.31	632
Michigan	6	557,608.23	0.23	11.163	357	68.83	593
Indiana	5	523,240.00	0.22	10.798	324	78.18	603
New Mexico	4	488,870.77	0.20	10.609	334	80.79	620
Kentucky	6	488,362.49	0.20	11.182	359	81.14	566
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Original Prepayment Penalty Term (Months)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
None	376	72,698,343.26	30.08	10.436	342	75.68	618
12	247	75,835,845.20	31.38	9.402	350	76.70	637
24	10	1,637,270.84	0.68	9.737	345	71.97	638
30	16	3,747,471.53	1.55	10.976	336	81.60	657
36	521	87,734,836.12	36.31	9.975	339	76.50	624
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Range of Credit Scores	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
N/A	2	127,784.34	0.05	10.536	241	62.95	N/A
400-424	1	87,429.25	0.04	10.440	357	70.00	406
450-474	3	453,751.61	0.19	10.047	357	48.71	467
475-499	7	722,850.60	0.30	10.559	356	64.47	486
500-524	30	5,406,553.55	2.24	10.271	356	69.85	514
525-549	77	11,220,716.65	4.64	11.038	350	68.69	536
550-574	155	27,260,546.46	11.28	10.921	354	70.96	561
575-599	181	35,899,467.12	14.86	10.493	351	74.01	587
600-624	176	34,044,939.07	14.09	10.132	346	74.39	613
625-649	196	49,498,088.12	20.48	9.701	347	80.61	637
650-674	137	32,083,298.91	13.28	9.666	339	80.78	660
675-699	91	21,875,093.78	9.05	9.026	333	80.96	685
Greater than 700	114	22,973,247.49	9.51	8.839	318	75.98	747
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Lien Status	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
First Lien	1,099	234,544,188.13	97.06	9.903	344	76.33	626
Second Lien	71	7,109,578.82	2.94	11.423	311	77.35	652
Total:	1,170	241,653,766.95	100.00	9.948	343	76.36	627

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Initial Periodic Cap (%) (ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
3.000	9	2,171,320.55	100.00	9.659	356	71.62	585
Total:	9	2,171,320.55	100.00	9.659	356	71.62	585

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Subsequent Periodic Cap (%) (ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
1.000	9	2,171,320.55	100.00	9.659	356	71.62	585
Total:	9	2,171,320.55	100.00	9.659	356	71.62	585

		Current Principal			W.A.
		Balance			Stated		Non
		as of the	% by	W.A.	Remaining	W.A.	Zero
	# of	Cut-Off	Curr	Gross	Term	Combined	W.A.
Next Rate Adjustment Date (ARM Loans Only)	Mortgage Loans	Date ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
2/1/2008	1	93,110.34	4.29	9.490	333	80.00	500
6/1/2010	1	94,867.48	4.37	11.165	355	61.45	528
8/1/2010	7	1,983,342.73	91.34	9.595	357	71.71	591
Total:	9	2,171,320.55	100.00	9.659	356	71.62	585

Rating Agency Contacts

Standard & Poor’s
Michael Gleeson	212-438-3902

Moody’s
Jodi Van Breda	212-553-1915

Deutsche Bank Securities

ABS Banking
Mike Ciuffo	212-250-7905
Randal Johnson	212-250-1245
Anjali Mecklai	212-250-4214
Libby Perry	212-250-7906

ABS Structuring
Dennis Currier	212-250-1639
Tol Ho	212-250-8560

ABS Syndicate
Brian Wiele	212-250-7730
Con Accibal	212-250-7730

ABS Collateral
Steve Lumer	212-250-0115
Manuel Lastra	212-250-5426